Exhibit 4.49

1. Shipbroker	BIMCO STANDARD BAREBOAT CHARTER CODE NAME: "BARECON 2001" PART I
	2. Place and date 25 NOVEMBER 2010
3. ~~Owners~~Head-Charterers/Place of business (Cl. 1) PRIME LAKE MARITIME LTD Trust Company Complex Ajeltake Road Ajeltake Island MH96960, Marshall Islands	4. Bareboat Sub-Charterers/Place of business (Cl. 1) BRAZIL HOLDINGS LTD 80 Broad Street Monrovia Liberia
5. Vessel's name, call sign and flag (Cl. 1 and 3) BRAZIL, A8TT8, LIBERIA	
6. Type of Vessel BULK CARRIER	7. GT/NT 77,135/48,543
8. When/Where built 1995, KAOHSIUNG, TAIWAN	9. Total DWT (abt.) in metric tons on summer freeboard 151,738
10. Classification Society (Cl. 3) BUREAU VERITAS	11. Date of last special survey by the Vessel's classification society 25 FEBRUARY 2009
12. Further particulars of Vessel (also indicate minimum number of months' validity of class certificates agreed acc. to Cl. 3) LOA: 270.05m, BEAM: 43.00m, MAIN GMT MAN B&W/5L80MCE CLASS CERTIFICATES VALID	
13. Port or Place of delivery (Cl. 3) WORLDWIDE	14. Time for delivery (Cl. 4) See Clause 34 15. Cancelling date (Cl. 5) See Clause 36
16. Port or Place of redelivery (Cl. 15) WORLDWIDE	17. No. of months' validity of trading and class certificates upon redelivery (Cl. 15) VALID AT AS THE TIME OF DELIVERY.
18. Running days' notice if other than stated in Cl. 4 N/A	19. Frequency of dry-docking (Cl. 10(g)) AS PER CLASS REQUIREMENTS
20. Trading limits (Cl. 6) WORLDWIDE WITHIN INSTITUTE WARRANTY LIMITS BUT HEAD-CHARTERERS TO BE INFORMED IN ADVANCE FOR ANY CALL TO ISRAEL, CUBA AND NORTH CYPRUS	
21. Charter period (Cl. 2) 96 MONTHS FROM DELIVERY	22. Charter hire (Cl. 11) SEE CLAUSE 40
23. New class and other safety requirements (state percentage of Vessel's insurance value acc. to Box 29)(Cl. 10(a)(ii)) N/A	
24. Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV N/A	25. Currency and method of payment (Cl. 11) USD/BANK TRANSFER

First issued by The Baltic and International Maritime Council (BIMCO), Copenhagen in 1974 as "Barecon 'A'" and "Barecon 'B'". Revised and amalgamated 1989. Revised 2001

Printed by BIMCO's idea

Copyright, published by The Baltic and International Maritime Council (BIMCO), Copenhagen. Issued November 2001

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

"BARECON 2001" STANDARD BAREBOAT CHARTER PART I

26. Place of payment; also state beneficiary and bank account (Cl. 11) **Account Name: PRIME MARITIME HOLDING LTD** **IBAN No.: GR5802803140000000280587428** **Bank: Marfin Egnatia Bank SA** **SWIFT: EGNAGR2T**	27. Bank guarantee/bond (sum and place) (Cl. 24) (optional) **N/A**
28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12) **See Clause 56**	29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies) **See Clause 47**
30. Additional insurance cover, if any, for Owners' account limited to (Cl. 13(b) or, if applicable, Cl. 14(g))	31. Additional insurance cover, if any, for Charterers' account limited to (Cl. 13(b) or, if applicable, Cl. 14(g))
32. Latent defects (only to be filled in if period other than stated in Cl. 3) **N/A**	33. Brokerage commission and to whom payable (Cl. 27) **N/A**
34. Grace period (state number of clear banking days) (Cl. 28) **See Clauses 53, 54 and 55**	35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) **London Arbitration**
36. War cancellation (indicate countries agreed) (Cl. 26(f)) **N/A**	
37. Newbuilding Vessel (indicate with "yes" or "no" whether PART III applies) (optional) **NO**	38. Name and place of Builders (only to be filled in if PART III applies) **N/A**
39. Vessel's Yard Building No. (only to be filled in if PART III applies) **N/A**	40. Date of Building Contract (only to be filled in if PART III applies) **N/A**
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) a) **N/A** b) **N/A** c) **N/A**	
42. Hire/Purchase agreement (indicate with "yes" or "no" whether PART IV applies) (optional) **NO**	43. Bareboat Charter Registry (indicate with "yes" or "no" whether PART V applies) (optional) **NO**
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) **N/A**	45. Country of the Underlying Registry (only to be filled in if PART V applies) **N/A**
46. Number of additional clauses covering special provisions, if agreed **Additional Clauses 32 to 65 inclusive, as attached hereto.**	

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Signature (OwnersHead Charterers)	Signature (Sub-Charterers) 23/11/2010

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
"BARECON 2001" Standard Bareboat Charter

1. Definitions

In this Charter, the following terms shall have the meanings hereby assigned to them:
"The Owners" shall mean the party identified in Box 3;
"The Charterers" shall mean the party identified in Box 4;
"The Vessel" shall mean the vessel named in Box 5 and ~~with particulars as stated in Boxes 6 to 12.~~
~~*"Financial Instrument"* means the mortgage, deed of covenant or other such financial security instrument as annexed to this Charter and stated in Box 28.~~

Any references herein to "this Charter", "the Owner" and "the Charterers" shall be interpreted and construed to be a reference to "this Sub-Charter", the Head-Charterers" and the "Sub-Charterers" respectively, as the context may require.

2. Charter Period

In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in Box 21 ("The Charter Period").

3. Delivery (See Clauses 34, 36, 37, 38)

~~*(not applicable when Part III applies, as indicated in Box 37)*~~

~~(a) The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy And in every respect ready in hull, machinery and equipment for service under this Charter.~~

~~The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in Box 13 in such ready safe berth as the Charterers may direct.~~

~~(b) The Vessel shall be properly documented on delivery in accordance with the laws of the flag State indicated in Box 5 and the requirements of the classification society stated in Box 10. The Vessel upon delivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 12.~~

~~(c) The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners' obligations under this Clause 3, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel but the Owners shall be liable for the cost of but not the time for repairs or renewals occasioned by latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested themselves within twelve (12) months after delivery unless otherwise provided in Box 32.~~

4. Time for Delivery

(not applicable when Part III applies, as indicated in Box 37)

The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers' consent and the Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15.

Unless otherwise agreed in Box 18, the Owners shall give the Charterers not less than thirty (30) running days' preliminary and not less than fourteen (14) running days' definite notice of the date on which the Vessel is expected to be ready for delivery.

The Owners shall keep the Charterers closely advised of possible changes in the Vessel's position.

5. Cancelling (See Clause 36)

~~*(not applicable when Part III applies, as indicated in Box 37)*~~

~~(a) Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the option of cancelling this Charter by giving the Owners notice of cancellation within thirty-six (36) running hours after the cancelling date stated in Box 15, failing which this Charter shall remain in full force and effect.~~

~~(b) If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within one hundred and sixty-eight (168) running hours of the receipt by the Charterers of such notice or within thirty-six (36) running hours after the cancelling date, whichever is the earlier. If the Charterers do not then exercise their option of cancelling, the seventh day after the readiness date stated in the Owners' notice shall be substituted for the cancelling date indicated in Box 15 for the purpose of this Clause 5.~~

~~(c) Cancellation under this Clause 5 shall be without prejudice to any claim the Charterers may otherwise have on the Owners under this Charter.~~

6. Trading Restrictions

The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 20.

The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes ~~provided the Owners' prior approval has been obtained to loading thereof.~~

7. Surveys on Delivery and Redelivery

(not applicable when Part III applies, as indicated in Box 37)

The Owners and Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of delivery and redelivery hereunder. The Owners shall bear all expenses of the On-hire Survey including loss of time, if any, and the Charterers shall bear all expenses of the Off-hire Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rata thereof.

8. Inspection

The Owners shall have the right at any time after giving reasonable notice to the Charterers to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf:-

(a) to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained, **so that it maintains her classification status with the classification society free from overdue recommendations affecting the same.** The costs and fees for such inspection or survey shall be paid by the Owners unless the Vessel is found to require repairs or maintenance in order to achieve the condition so provided;

(b) in dry-dock if the Charterers have not dry-docked Her in accordance with Clause 10(g). The costs and fees for such inspection or survey shall be paid by the Charterers; and

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
"BARECON 2001" Standard Bareboat Charter

(c) for any other commercial reason they consider necessary (provided it does not unduly interfere with the commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the Owners.
All time used in respect of inspection, survey or repairs shall be for the Charterers' account and form part of the Charter Period.
The Charterers shall also permit the Owners to inspect the Vessel's log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel.

9. **Inventories, Oil and Stores**
A complete inventory of the Vessel's entire equipment, outfit including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. The Charterers and the Owners, respectively, shall at the time of delivery and redelivery take over ~~and pay for~~ all ~~bunkers, lubricating oil~~, unbroached provisions, paints, ropes and other consumable stores (~~excluding~~ including spare parts) in the said Vessel ~~at the then current market prices at the ports of delivery and redelivery, respectively~~. The Charterers shall ensure that all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel. **The Head Charterers will deliver to the Sub Charterers the remaining on board bunkers and lubricants at the time of delivery at no cost. The Sub Charterers will redeliver the Vessel with same quantities and grades of bunkers and lubricants as on delivery. The Head Charterers at the time of redelivey will pay for the remaining bunkers at prices as per last invoice.**

10. Maintenance and Operation (See also Clause 42)
(a)(i)Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, except as provided for in Clause 14(l), if applicable, at their own expense they shall at all times keep the Vessel's Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times.
(ii) ~~New Class and Other Safety Requirements - In the event of any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation costing (excluding the Charterers' loss of time) more than the percentage stated in Box 23, or if Box 23 is left blank, 5 per cent. of the Vessel's insurance value as stated in Box 28, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia, to the length of the period remaining under this Charter shall, in the absence of agreement, be referred to the dispute resolution method agreed in Clause 30.~~ (See Clause 45)
(iii) Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof.
The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.
(b) Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including annual flag State fees and any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners.
Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable law. **Vessel not to force ice or follow icebreaker or enter ice-bound port. Charterers to follow for entire duration of the Charter (including any extension) Rightship vetting.**
(c) The Charterers shall keep the Owners and the mortgagee(s) advised of the intended employment, planned dry-docking and major repairs of the Vessel, as reasonably required.
(d) Flag and Name of Vessel – During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. The Charterers shall also have the liberty, with the Owners' consent, which shall not be unreasonably withheld, to change the flag and/or the name of the Vessel during the Charter Period. Painting and re-painting, instalment and re-instalment, registration and re-registration, if required by the Owners, shall be at the Charterers' expense and time.
(e) Changes to the Vessel – Subject to Clause 10(a)(ii) and Clause 46,
the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners'written approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of this Charter.
(f) Use of the Vessel's Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment and fittings at the end of the period if

(4.?)

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

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"BARECON 2001" Standard Bareboat Charter

requested by the Owners. Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

(g) Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, ~~but not~~ and **as per Class requirements** ~~less than once during the period stated in Box 19 or, if Box 19 has been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the Classification Society or flag State.~~

11. Hire (See also Clause 40)

(a) The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter in respect of which time shall be of the essence.

(b) The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount indicated in Box 22 which shall be payable not later than every thirty (30) running days in advance, the first lump sum being payable on the date and hour of the Vessel's delivery to the Charterers. Hire shall be paid continuously throughout the Charter Period.

(c) Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25 and at the place mentioned in Box 26.

(d) Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally according to the number of days and hours remaining before redelivery and advance payment to be effected accordingly.

(e) Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of. The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last reported or when the Vessel is posted as missing by Lloyd's, whichever occurs first. Any hire paid in advance to be adjusted accordingly.

~~(f) Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 24. If Box 24 has not been filled in, the three months Interbank offered rate in London (LIBOR or its successor) for the currency stated in Box 25, as quoted by the British Bankers' Association (BBA) on the date when the hire fell due, increased by 2 per cent., shall apply.~~

~~(g) Payment of interest due under sub-clause 11(f) shall be made within seven (7) running days of the date of the Owners' invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire payment date.~~

12. Mortgage (See Clause 56)

(only to apply if Box 28 has been appropriately filled in)

~~*) (a) The Owners warrant that they have not effected any mortgage(s) of the Vessel and that they shall not effect any mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~

~~*) (b) The Vessel chartered under this Charter is financed by a mortgage according to the Financial Instrument. The Charterers undertake to comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Financial Instrument or as may be directed from time to time during the currency of the Charter by the mortgagee(s) in conformity with the Financial Instrument. The Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions and provisions of the Financial Instrument and agree to acknowledge this in writing in any form that may be required by the mortgagee(s). The Owners warrant that they have not effected any mortgage(s) other than stated in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or effect any other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~

*) *(Optional, Clauses 12(a) and 12(b) are alternatives; indicate alternative agreed in Box 28).*

13. Insurance and Repairs (See also Clause 47)

(a) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and machinery, war and Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall in writing approve, which approval shall not be un-reasonably withheld. Such insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the mortgagee(s) (if any), and The Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. Insurance policies shall cover the Owners and the Charterers according to their respective interests. Subject to ~~the provisions of the Financial Instrument, if any, and~~ the approval of the Owners and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for.

The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

All time used for repairs under the provisions of sub-clause 13(a) ~~and for repairs of latent defects according to Clause 3(c) above~~, including any deviation, shall be for the Charterers' account.

(b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

(c) The Charterers shall upon the request of the Owners, provide information and promptly execute such documents as may be required to enable the Owners to comply with the insurance provisions of the ~~Financial Instrument~~. **Security Documents referred to in Part A of Schedule I of the Additional Clauses.**

~~(d) Subject to the provisions of the Financial Instrument, if any, should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 13(a), all insurance payments for such loss shall be paid to the Owners who shall distribute the moneys between the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the mortgagee(s), if any, of any occurrences in consequence of which the Vessel is likely to become a total loss as defined in this Clause.~~

~~(e) The Owners shall upon the request of the Charterers, promptly execute such documents as may~~

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
"BARECON 2001" Standard Bareboat Charter

~~be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.~~

~~(f) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 13(a), the value of the Vessel is the sum indicated in Box 29.~~

14. Insurance, Repairs and Classification

~~*(Optional, only to apply if expressly agreed and stated in Box 29, in which event Clause 13 shall be considered deleted).*~~

~~(a) During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and machinery and war risks under the form of policy or policies attached hereto. The Owners and/or insurers shall not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. Insurance policies shall cover the Owners and the Charterers according to their respective interests.~~

~~(b) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall in writing approve which approval shall not be unreasonably withheld.~~

~~(c) In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which would otherwise have been covered by such insurance.~~

~~(d) The Charterers shall, subject to the approval of the Owners or Owners' Underwriters, effect all insured repairs, and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for under the provisions of sub-clause 14(a). The Charterers to be secured reimbursement through the Owners' Underwriters for such expenditures upon presentation of accounts.~~

~~(e) The Charterers to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.~~

~~(f) All time used for repairs under the provisions of sub-clauses 14(d) and 14(e) and for repairs of latent defects according to Clause 3 above, including any deviation, shall be for the Charterers' account and shall form part of the Charter Period.~~

~~The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for such time as may be required to make such repairs.~~

~~(g) If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.~~

~~(h) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 14(a), all insurance payments for such loss shall be paid to the Owners, who shall distribute the moneys between themselves and the Charterers' according to their respective interests.~~

~~(i) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Owners in accordance with sub-clause 14(a), this Charter shall terminate as of the date of such loss.~~

~~(j) The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss.~~

~~(k) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 14(a), the value of the Vessel is the sum indicated in Box 29.~~

~~(l) Notwithstanding anything contained in sub-clause 10(a), it is agreed that under the provisions of Clause 14, if applicable, the Owners shall keep the Vessel's Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times.~~

15. Redelivery (See also Clause 61)

At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe and ice-free port or place as indicated in Box 16, in such ready safe berth as the Owners may direct. The Charterers shall give the Owners not less than thirty (30) running days' preliminary notice of expected date, range of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days' definite notice of expected date and port or place of redelivery. Any changes thereafter in the Vessel's position shall be notified immediately to the Owners.

The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within The Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in **Clause 40** ~~Box 22 plus 10 per cent~~ or to the market rate, whichever is the higher, for the number of days by which the Charter Period is exceeded. All other terms, conditions and provisions of this Charter shall continue to apply.

Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.

The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 17.

16. Non-Lien

Save for any lien on the Vessel in favour of TMT BULK Corp. (as time charterers of the Vessel) ~~T~~the Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel. The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice reading as follows:

"This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever."

17. Indemnity

(a) The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners

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PART II
"BARECON 2001" Standard Bareboat Charter

arising out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.
Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.
(b) If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.
In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.

18. Lien
The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any sub-charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned.

19. Salvage
All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

20. Wreck Removal
In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

21. General Average
The Owners shall not contribute to General Average.

22. Assignment, Sub-Charter and Sale – See Clauses 42 and 62
~~(a) The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and conditions as the Owners shall approve.~~
~~(b) The Owners shall not sell the Vessel during the currency of this Charter except with the prior written consent of the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of this Charter.~~

23. Contracts of Carriage
*) (a) The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation relating to carrier's liability for cargo compulsorily applicable in the trade; if no such legislation exists, the documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause.
~~*) (b) The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation relating to carrier's liability for passengers and their luggage compulsorily applicable in the trade; if no such legislation exists, the passenger tickets shall incorporate the Athens Convention Relating to the Carriage of Passengers and their Luggage by Sea, 1974, and any protocol thereto.~~
~~*) Delete as applicable.~~

~~**24. Bank Guarantee**~~
~~*(Optional, only to apply if Box 27 filled in)*~~
~~The Charterers undertake to furnish, before delivery of the Vessel, a first class bank guarantee or bond in the sum and at the place as indicated in Box 27 as guarantee for full performance of their obligations under this Charter.~~

25. Requisition/Acquisition
(a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as "Requisition for Hire") irrespective of the date during the Charter Period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of "Requisition for Hire" any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter Period or the period of the "Requisition for Hire" whichever be the shorter.
~~(b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as "Compulsory Acquisition"), then, irrespective of the date during the Charter Period when "Compulsory Acquisition" may occur, this Charter shall be deemed terminated as of the date of such "Compulsory Acquisition". In such event Charter Hire to be considered as earned and to be paid up to the date and time of such "Compulsory Acquisition".~~ See Clause 48.

26. War
(a) For the purpose of this Clause, the words "War Risks" shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.
(b) The Vessel, unless the written consent of the Owners be first obtained, shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have the right to require the Vessel to leave such area.
(c) The Vessel shall not load contraband cargo, or to

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PART II
"BARECON 2001" Standard Bareboat Charter

pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent's right of search and/or confiscation.

~~(d) If the insurers of the war risks insurance, when Clause 14 is applicable, should require payment of premiums and/or calls because, pursuant to the Charterers' orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due.~~

(e) The Charterers shall have the liberty:

(i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

(ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

(iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement.

~~(f) In the event of outbreak of war (whether there be a declaration of war or not) (i) between any two or more of the following countries: the United States of America; Russia; the United Kingdom; France; and the People's Republic of China, (ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 15, if the Vessel has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel has no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 11 and except as aforesaid all other provisions of this Charter shall apply until redelivery.~~

~~27. Commission~~

~~The Owners to pay a commission at the rate indicated in Box 33 to the Brokers named in Box 33 on any hire paid under the Charter. If no rate is indicated in Box 33, the commission to be paid by the Owners shall cover the actual expenses of the Brokers and a reasonable fee for their work.~~

~~If the full hire is not paid owing to breach of the Charter by either of the parties the party liable therefor shall indemnify the Brokers against their loss of commission. Should the parties agree to cancel the Charter, the Owners shall indemnify the Brokers against any loss of commission but in such case the commission shall not exceed the brokerage on one year's hire.~~

28. Termination (See Clauses 53)

~~(a) Charterers' Default~~

~~The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter with immediate effect by written notice to the Charterers if:~~

~~(i) the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers, the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34 (as recognised at the agreed place of payment) in which to rectify the failure, and when so rectified within such number of days following the Owners' notice, the payment shall stand as regular and punctual. Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners' notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter without further notice;~~

~~(ii) the Charterers fail to comply with the requirements of: (1) Clause 6 (Trading Restrictions) (2) Clause 13(a) (Insurance and Repairs) provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a specified number of days grace within which to rectify the failure without prejudice to the Owners' right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice;~~

~~(iii) the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any event so that the Vessel's insurance cover is not prejudiced.~~

~~(b) Owners' Default~~

~~If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14) running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall be entitled to terminate this Charter with immediate effect by written notice to the Owners.~~

~~(c) Loss of Vessel~~

~~This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss. For the purpose of this sub-clause, the Vessel shall not be deemed to be lost unless she has either become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.~~

~~(d) Either party shall be entitled to terminate this Charter with immediate effect by written notice to the other party in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.~~

~~(e) The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to the date of termination and to any claim that either party might have.~~

29. Repossession (See Clauses 54 and 55)

~~In the event of the termination of this Charter in accordance with the applicable provisions of Clause 28,~~

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PART II
"BARECON 2001" Standard Bareboat Charter

~~the Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers, courts or local authorities. Pending physical repossession of the Vessel in accordance with this Clause 29, the Charterers shall hold the Vessel as gratuitous bailee only to the Owners. The Owners shall arrange for an authorised representative to board the Vessel as soon as reasonably practicable following the termination of the Charter. The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners' representative. All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Charterers' Master, officers and crew shall be the sole responsibility of the Charterers.~~

30. Dispute Resolution

*) (a) This Contract shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

~~*) (b) This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgement may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~

~~In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.~~

~~*) (c) This Contract shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Contract shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.~~

(d) Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Contract.

In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the following shall apply:-

(i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the "Mediation Notice") calling on the other party to agree to mediation.

(ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal ("the Tribunal") or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.

(iii) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.

(iv) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.

(v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.

(vi) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator's costs and expenses.

(vii) The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.

(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)

(e) If Box 35 in Part I is not appropriately filled in, sub-clause 30(a) of this Clause shall apply. Sub-clause 30(d) shall apply in all cases.

*) *Sub-clauses 30(a), 30(b) and 30(c) are alternatives; indicate alternative agreed in Box 35.*

31. Notices

(a) Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.

(b) The address of the Parties for service of such communication shall be as stated in ~~Boxes 3 and 4 respectively.~~ Clause 63.

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

"BARECON 2001" Standard Bareboat Charter

PART III
PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

OPTIONAL PART

(Optional, only to apply if expressly agreed and stated in Box 37)

1. Specifications and Building Contract

(a) The Vessel shall be constructed in accordance with the Building Contract (hereafter called "the Building Contract") as annexed to this Charter, made between the Builders and the Owners and in accordance with the specifications and plans annexed thereto, such Building Contract, specifications and plans having been counter-signed as approved by the Charterers.

(b) No change shall be made in the Building Contract or in the specifications or plans of the Vessel as approved by the Charterers as aforesaid, without the Charterers' consent.

(c) The Charterers shall have the right to send their representative to the Builders' Yard to inspect the Vessel during the course of her construction to satisfy themselves that construction is in accordance with such approved specifications and plans as referred to under sub-clause (a) of this Clause.

(d) The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein. Subject to the provisions of sub-clause 2(c)(ii) hereunder, the Charterers shall be bound to accept the Vessel from the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by the Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessel's performance or specification or defects, if any. Nevertheless, in respect of any repairs, replacements or defects which appear within the first 12 months from delivery by the Builders, the Owners shall endeavour to compel the Builders to repair, replace or remedy any defects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or remedies. However, the Owners' liability to the Charterers shall be limited to the extent the Owners have a valid claim against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to the Charterers). The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover under this Clause and shall make no further claim on the Owners for the difference between the amount(s) so recovered and the actual expenditure on repairs, replacement or remedying defects or for any loss of time incurred. Any liquidated damages for physical defects or deficiencies shall accrue to the account of the party stated in Box 41(a) or if not filled in shall be shared equally between the parties. The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders) shall be borne by the party stated in Box 41(b) or if not filled in shall be shared equally between the parties.

2. Time and Place of Delivery

(a) Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the Charterers shall take delivery of the Vessel afloat when ready for delivery and properly documented at the Builders' Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the parties hereto and the Builders. Under the Building Contract the Builders have estimated that the Vessel will be ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Charter shall be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that be before or after as indicated in the Building Contract. The Charterers shall not be entitled to refuse acceptance of delivery of the Vessel and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be entitled to make any claim against the Owners in respect of any conditions, representations or warranties, whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery.

(b) If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers and upon receipt of such notice by the Charterers this Charter shall cease to have effect.

(c) If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall, before exercising such right of rejection, consult the Charterers and thereupon

(i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7) running days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease to have effect; or

(ii) if the Charterers wish to take delivery of the Vessel they may by notice in writing within seven (7) running days require the Owners to negotiate with the Builders as to the terms on which delivery should be taken and/or refrain from exercising their right to rejection and upon receipt of such notice the Owners shall commence such negotiations and/ or take delivery of the Vessel from the Builders and deliver her to the Charterers;

(iii) in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to reject the Vessel from the Builders;

(iv) if this Charter terminates under sub-clause (b) or (c) of this Clause, the Owners shall thereafter not be liable to the Charterers for any claim under or arising out of this Charter or its termination.

(d) Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a claim therefor shall accrue to the account of the party stated in Box 41(c) or if not filled in shall be shared equally between the parties.

3. Guarantee Works

If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be performed in accordance with the building contract terms, and hire to continue during the period of guarantee works. The Charterers have to advise the Owners about the performance to the extent the Owners may request.

4. Name of Vessel

The name of the Vessel shall be mutually agreed between the Owners and the Charterers and the Vessel shall be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers.

5. Survey on Redelivery

The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of re-delivery. Without prejudice to Clause 15 (Part II), the Charterers shall bear all survey expenses and all other costs, if any, including the cost of docking and undocking, if required, as well as all repair costs incurred. The Charterers shall also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be paid at the rate of hire per day or pro rata.

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

"BARECON 2001" Standard Bareboat Charter

PART IV
HIRE/PURCHASE AGREEMENT

OPTIONAL PART

(Optional, only to apply if expressly agreed and stated in Box 42)

On expiration of this Charter and provided the Charterers have fulfilled their obligations according to Part I and II as well as Part III, if applicable, it is agreed, that on payment of the final payment of hire as per Clause 11 the Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for.

In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers.

The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter.

The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing mortgage agreed not to be paid off by the time of delivery. Should any claims, which have been incurred prior to the time of delivery be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against all consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any taxes, notarial, consular and other charges and expenses connected with the purchase and registration under Buyers' flag, shall be for Buyers' account. Any taxes, consular and other charges and expenses connected with closing of the Sellers' register, shall be for Sellers' account.

In exchange for payment of the last month's hire instalment the Sellers shall furnish the Buyers with a Bill of Sale duly attested and legalized, together with a certificate setting out the registered encumbrances, if any. On delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship's Register and deliver a certificate of deletion to the Buyers.
The Sellers shall, at the time of delivery, hand to the Buyers all classification certificates (for hull, engines, anchors, chains, etc.), as well as all plans which may be in Sellers' possession.

The Wireless Installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra payment.

The Vessel with everything belonging to her shall be at Sellers' risk and expense until she is delivered to the Buyers, subject to the conditions of this Contract and the Vessel with everything belonging to her shall be delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for possible faults or deficiencies of any description.

The Buyers undertake to pay for the repatriation of the Master, officers and other personnel if appointed by the Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 3 (Part II) or to pay the equivalent cost for their journey to any other place.

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

"BARECON 2001" Standard Bareboat Charter

OPTIONAL PART

PART V
PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY

(Optional, only to apply if expressly agreed and stated in Box 43)

~~1. **Definitions**~~

~~For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them:~~

~~"The Bareboat Charter Registry" shall mean the registry of the State whose flag the Vessel will fly and in which the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter.~~

~~"The Underlying Registry" shall mean the registry of the state in which the Owners of the Vessel are registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat Charter Registration.~~

~~2. **Mortgage**~~

~~The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 12(b) (Part II) shall apply.~~

~~3. **Termination of Charter by Default**~~

~~If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 28, the Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying Registry as shown in Box 45.~~

~~In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners under this Charter.~~

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Exhibit 4.50

PART II — ADDITIONAL CLAUSES 32 TO 65 TO THE SUB-BAREBOAT CHARTER IN BARECON 2001 FORM DATED NOVEMBER 23, 2010 AND MADE BETWEEN PRIME LAKE MARITIME LTD (AS HEAD-CHARTERERS) AND BRAZIL HOLDINGS LTD. (AS SUB-CHARTERERS) IN RELATION TO M.V. “BRAZIL”
ADDITIONAL DEFINITIONS
32.1	The following Clauses shall be deemed to be incorporated as an integral part of this Sub-Charter. In the event of any conflict between the provisions of these Additional Clauses and the printed provisions of this Sub-Charter as annexed hereto, the provisions of these Additional Clauses hereunder shall prevail.

32.2	In this Sub-Charter, including the Recitals, the following expressions shall have the following meanings:

“Acquisition Agreement” means acquisition agreement of even date herewith entered into between the Owners, Prime Mountain Shipping Ltd, Prime Time Shipping Ltd and Prime Hill Shipping Ltd (together as buyers), the Head Charterers, Prime Mountain Maritime Ltd, Prime Time Maritime Ltd and Prime Hill Maritime Ltd (together as head-charterers) and Australia Holdings Ltd., Brazil Holdings Ltd., China Holdings Ltd. and Grand Rodosi Inc. (together as sellers) relating to, inter alia, the sale and purchase of the Vessel, the Purchase Obligation and the Call Option of the Sub-Charterers;

“Approved Brokers” means the insurance brokers appointed by the Sub-Charterers as shall from time to time be approved in writing by the Approved Mortgagee;

“Approved Mortgage” and “Approved Mortgagee” have the meanings given to them in Clause 56;

“Banking Day” means a day (excluding Saturdays and Sundays) on which banks are open for business in London and Athens and (if payment is required to be made on such day) in New York City and the place to which such payment is required to be made;

“Call Option” means the call option available to the Sub-Charterers in accordance with the terms of the Acquisition Agreement;

“Call Option Sum” means the aggregate amount which would be payable by the Sub-Charterers to the Head-Charterers upon exercise of the Call Option at any relevant time in accordance with the terms of the Acquisition Agreement;

“Classification Society” means Bureau Veritas or such other classification society (being a member of IACS) as may be agreed between the Sub-Charterers and the Head-Charterers in writing;

“Compulsory Acquisition” means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Vessel by any government entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Delivery Date” means the date on which the Vessel is delivered to the Sub-Charterers under this Sub-Charter being the same date on which the Vessel is delivered from the Sub-Charterers (as sellers) to the Owners (as buyers) in accordance with the terms of the Acquisition Agreement and the MOA;

“Dollars” and the sign “$” means the lawful currency for the time being of the United States of America;

“Encumbrance” means any mortgage, charge, (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or having the effect of conferring security or any type of preferential arrangement (including, without limitation, title transfer and/or retention arrangements having a similar effect);

“Financial Indebtedness” means any indebtedness in respect of:
(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above;
“Flag State” means the Republic of Liberia or such other flag state which may be approved from time to time by the Owners, the Head-Charterers, the Sub-Charterers and the Approved Mortgagee as the case may be in accordance with this Sub-Charter;
“Head-Charter” means the bareboat charter of even date herewith between the Owners and the Head-Charterers;
“Head-Charterers’ Guarantee” means the guarantee of the Head-Charterers’ obligations under this Charter to be executed the Head-Charterers’ Guarantor;
“Head-Charterers’ Guarantor” means Prime Maritime Holding Ltd a company incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands;
“Head-Charterers’ Encumbrance” means any Encumbrance created or permitted to exist by the Head-Charterers or exercised, asserted or claimed against the Vessel, the Insurances or any Requisition Compensation or any part thereof (and not occasioned by any act, omission or default of the Sub-Charterers) in respect of:
(a)	any Indebtedness or liability or obligation whatsoever of the Head-Charterers;

(b)	any breach by the Head-Charterers of their obligations to the Sub-Charterers under this Sub-Charter; or

(c)	any other acts or omissions whatsoever of the Head-Charterers whether or not related to the transactions contemplated by this Sub-Charter;
“Indebtedness” means any obligation for the payment or repayment of moneys, whether present or future, actual or contingent, sole or joint;
“Insurance Documents” means all slips, cover notes, contracts, policies, certificates of entry or other insurance documents evidencing or constituting the Insurances from time to time in effect;
“Insurances” means all policies and contracts of insurance (including all entries of the Vessel in a protection and indemnity association and a war risks association) which are from time to time taken out or entered into in respect of the Vessel or otherwise howsoever (as specified in greater detail in this Sub-Charter) and all benefits of such policies and contracts, including all claims of whatsoever nature and return of premiums as shall from time to time be approved in writing by the Approved Mortgagee;
“Insurers” means the underwriters, insurance companies and mutual insurance associations with or by which the Insurances are effected as shall from time to time be approved in writing by the Approved Mortgagee;
“ISM Code” means The International Management Code for the Safe Operation of Ships and for Pollution Prevention as adopted by the International Maritime Organisation as Resolutions A.741(18) and A.913(22);
“ISPS Code” means Part A of The International Ship and Port Facility Security Code as adopted by the International Maritime Organisation;
“Major Casualty” means any casualty to the Vessel or incident (other than a Total Loss) in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any franchise or deductible exceeds five hundred thousand United States Dollars (US$500,000) or the equivalent in any other currency;
“Manager” means Newlead Bulkers S.A., a company organized and existing under the laws of the Greece, having its registered office at 83 Akti Miaouli & Flessa, Piraeus 18538 Greece, or any other company other than the Sub-Charterers which the Sub-Charterers may appoint, and which if not a subsidiary or affiliated company of the Sub-Charterers, the Head-Charterers and the Approved Mortgagee may approve, such approval not to be unreasonably withheld, as the manager of the Vessel;
“Manager’s Undertaking” means, in relation to the Vessel, the undertaking to be executed by the Manager with respect to its management of the Vessel and the rights of the Approved Mortgagee in such form as may be approved by the Head-Charterer and the Approved Mortgagee;
“Material Adverse Effect” means a material adverse change or effect on:
(a)	the financial condition or business of the Sub-Charterers or the Sub-Charterers’ Guarantor;

(b)	the ability of the Sub-Charterers or the Sub-Charterers’ Guarantor to perform and comply with their respective obligations under this Sub-Charter and the Sub-Charterers’ Guarantee;

(c)	the validity, legality or enforceability of this Sub-Charter or the Sub-Charterers’ Guarantee; or

(d)	the validity, legality or enforceability of any Encumbrance expressed to be created pursuant to any Security Document or the priority or ranking of that Encumbrance;

“MOA” means the memorandum of agreement dated       2010 made between the Sellers and the Owners for the sale of the Vessel by the Sellers to the Owners;
“Owners” means Prime Lake Shipping Ltd a company incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands;
“Permitted Encumbrance” means:
(a)	any Encumbrance created by or pursuant to this Sub-Charter;

(b)	any Head-Charterers Encumbrance;

(c)	any Encumbrance in favour of the Approved Mortgagee;

(d)	any Encumbrance for taxes of any kind either not yet assessed or, if assessed, not yet due and payable or being contested in good faith by appropriate proceedings (and for payment of which adequate reserves have been provided); or

(e)	liens on the Vessel for crew’s wages or salvage or under the Time Charter or otherwise arising in the normal course of trading or by operation of law provided that the claims in respect of which such liens may arise are promptly discharged or settled;
“Purchase Obligation” means the purchase obligation of the Sub-Charterers in accordance with the terms of the Acquisition Agreement;
“Purchase Price” means $32,750,000 paid (or to be paid) by the Owners to the Sellers in accordance with the MOA;
“Quite Enjoyment” shall have the meaning described in Clause 57;
“Security Documents” means:
(a)	the Approved Mortgage;

(b)	the Manager’s Undertaking;

(c)	the Sub-Charterers’ Guarantee;

(d)	the Head-Charterers’ Guarantee;

(e)	a multipartite agreement to be entered into between the Owners, the Head-Charterers, the Sub-Charterers and the Approved Mortgagee assigning, inter alia, the Head-Charter, the Sub-Charter, the Sub-Charterers Guarantee, the Time Charter and all Insurances in favour of the Approved Mortgagee (the “Multipartite Agreement");

(f)	a specific assignment of any third party charter (in excess of twelve (12) months) other than the Time Charter entered into by the Sub-Charterer in favour of the Approved Mortgagee;

(g)	an accounts assignment, pledge and charge of the earnings account (held by the Sub-Charterer with the Approved Mortgagee) entered into by the Sub-Charterer in favour of the Approved Mortgagee; and

(h)	any and every other document from time to time executed as security for, or to establish a subordination or priorities arrangement in relation to, all or any of the obligations of any person to the Owner, the Head-Charterers or the Approved Mortgagee or any of the documents referred to in this definition;
“Sellers” means Brazil Holdings Ltd. (as seller) of 80 Broad Street, Monrovia, Liberia with registration number C-112614;
“Sub-Charterers’ Guarantee” means the guarantee of the Sub-Charterers’ obligations under this Sub-Charter to be executed by the Sub-Charterers’ Guarantor in such form as may be approved by the Head-Charterer and the Approved Mortgagee;
“Sub-Charterers’ Guarantor” means NewLead Holdings Ltd, Canon Street, 22 Victoria Street, Hamilton HM12, Bermuda;
“Termination Event” means any of the events specified in Clause 53.1;
“Time Charter” means the time charter between TMT Bulk Corp. of Taiwan (the “Time Charterer”) and the Sub-Charterers into which the Vessel will be redelivered upon delivery under this Sub-Charter or such other charter acceptable to the Approved Mortgagee;
“Total Loss” has the meaning given to it in Clause 48.2;
“Transaction Head-Charterers” means together each of the Prime Mountain Maritime Ltd, Prime Lake Maritime Ltd, Prime Time Maritime Ltd and Prime Hill Maritime Ltd in their capacity as head-charterers pursuant to the Transaction Sub-Charters and “Transaction Head-Charterer” shall mean any one of them;
“Transaction Sub-Charterers” means together each of the Australia Holdings Ltd., Brazil Holdings Ltd., China Holdings Ltd. and Grand Rodosi Inc. in their capacity as sub-charterers pursuant to the Transaction Sub-Charters and “Transaction Sub-Charterer” shall mean any one of them;
“Transaction Sub-Charters” means together each of the following sub-bareboat charters:
(a)	this Sub-Charter;

(b)	the sub-bareboat charter of even date herewith entered into between Prime Mountain Maritime Ltd (as head-charterer) and Australia Holdings Ltd. (as sub-charterer) in relation to m.v. “AUSTRALIA”;

(c)	the sub-bareboat charter of even date herewith entered into between Prime Time Maritime Ltd (as head-charterer) and China Holdings Ltd. (as sub-charterer) in relation to m.v. “CHINA”;

(d)	the sub-bareboat charter of even date herewith entered into between Prime Hill Maritime Ltd (as head-charterer) and Grand Rodosi Inc. (as sub-charterer) in relation to m.v. “GRAND RODOSI”, and “Transaction Sub-Charter” shall mean any one of them; and

“Warrants Instrument” means the warrants instrument to be entered into by the Sub-Charterers’ Guarantor in favour of Lemissoler Corporate Management Limited in connection with the warrants to be issued annually in consideration of the fees payable to Lemissoler Corporate Management Limited in connection with the Transaction Sub-Charters.

32.3	In Clause 43.2:

“excess risks” means the proportion of claims not recoverable in respect of general average and salvage, or under the ordinary running-down clause, as a result of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

“protection and indemnity risks” means the usual risks covered by the standard form rules of members of the International Group of protection and indemnity associations, including the proportion not otherwise recoverable in case of collision under the ordinary running-down clause; and

“war risks” means all risks referred to in the Institute Time Clauses (Hulls) (1/10/83) and (1/11/95) including, but not limited to, the risk of mines, blocking and trapping, missing vessel, confiscation and all risks excluded by Clause 23 of the Institute Time Clauses (Hulls) (1/10/83) or Clause 24 of the Institute Time Clauses (Hulls) (1/11/1995) or Clause 29 of the International Hull Clauses (01/11/2002) or Clause 29 of the International Hull Clauses (01/11/2003).

32.4	The following expressions shall be construed in the following manner:

“Owners”, “Head-Charterers”, “Sub-Charterers” and “Approved Mortgagee” shall include their respective successors and assigns;

“person” includes include any individual, partnership, firm, trust, body corporate, government, governmental body, authority, agency, unincorporated body of persons or association;

“subsidiary” means any company or entity directly or indirectly authorised by such person, and for this purpose control means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct policies and management whether by contract or otherwise;

“taxes” means all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings, and any restrictions or conditions resulting in a charge whatsoever, together with interest thereon and penalties with respect thereto, if any, and any payments of principal, interest, charges, fees or other amounts made on or in respect thereof, and “Tax” and “Taxation” shall be construed accordingly.
32.5	Unless the context otherwise requires, words in the singular include the plural and vice versa.

32.6	References to any document include the same as varied, supplemented or replaced from time to time.

32.7	References to any enactment include re-enactments, amendments and extensions thereof.

32.8	Clause headings are for convenience of reference only and are not to be taken into account in construction.

32.9	Unless otherwise specified, references to Clauses, Recitals, and Schedules are to Clauses of and the Recitals and Schedules to this Sub-Charter.

32.10	In this Sub-Charter, references to periods of “months” shall mean a period beginning in one calendar month and ending in the relevant calendar month on the day numerically corresponding to the day of the calendar month in which such period started, provided that (a) if such period started on the last Banking Day in a calendar month, or if there is no such numerically corresponding day, such period shall end on the last Banking Day in the relevant calendar month and (b) if such numerically corresponding day is not a Banking Day, such period shall end on the next following Banking Day in the same calendar month, or if there is no such Banking Day, such period shall end on the preceding Banking Day (and “month” and “monthly” shall be construed accordingly).

32.11	A person who is not a party to this Sub-Charter may not enforce, or otherwise have the benefit of, any provision of this Sub-Charter under the Contracts (Rights of Third Parties) Act 1999, except as provided in Clause 38.6.

33.	REPRESENTATIONS AND WARRANTIES

33.1	The Sub-Charterers represent and warrant that the matters set out in Schedule 2, Part A are true at the date of this Sub-Charter.

33.2	The Head-Charterers represent and warrant that the matters set out in Schedule 2, Part B are true at the date of this Sub-Charter.

33.3	The Head-Charterers and the Sub-Charterers agree that the representations and warranties set out in Schedule 2 shall survive the execution of this Sub-Charter and shall be deemed to be repeated on the Delivery Date and on each date on which a payment of hire is due from the Sub-Charterers to the Head-Charterers with reference to the facts and circumstances then subsisting, as if made on such date.

34.	DELIVERY

34.1	The Vessel shall be delivered on the Delivery Date.

34.2	On the Delivery Date the Vessel shall be delivered to the Sub-Charterers under this Sub-Charter and the Sub-Charterers shall deliver to the Head-Charterers a duly executed Protocol of Delivery and Acceptance for the Vessel, substantially in the form set out in Schedule 4, which shall be conclusive proof that the Sub-Charterers have unconditionally accepted the Vessel for charter under this Sub-Charter without any reservations whatsoever.

34.3	The Sub-Charterers shall be bound to accept delivery of the Vessel from the Head-Charterers as and where she is upon her delivery from the Sellers to the Owners and from the Owners to the Head-Charterers.

34.4	If, for any reason:

34.4.1	the Owners become entitled to cancel and terminate the MOA; or

34.4.2	the Sellers terminate the MOA or fail to deliver the Vessel under the MOA,

34.4.3	the Head-Charterers shall be excused from giving delivery of the Vessel to the Sub-Charterers, and shall be entitled, without liability to the Sub-Charterers, to terminate this Sub-Charter by giving notice in writing to the Sub-Charterers.

34.5	The Head-Charterers warrant that the Vessel, at time of delivery, is free from all charters (other than this Sub-Charter, the Head-Charter and the Time Charter), Encumbrances, mortgages (except for any Approved Mortgage or Permitted Encumbrance) and maritime liens or any other debts whatsoever.

34.6	The Vessel shall be delivered to the Sub-Charterers with all stores, lubricants, bunkers as: (i) delivered to the Owners under the MOA; and (ii) delivered to the Head Charterers under the Head-Charter. The Head-Charterers will deliver to the Sub-Charterers the remaining on board bunkers and lubricants at the time of delivery at no cost. And the Sub-Charterers shall redeliver the Vessel with same quantities and grades of bunkers and lubricants as on delivery. The Head-Charterers shall at the time of redelivery pay for the remaining bunkers and lube oils on board at prices evidenced by the Sub-Charterers’ last invoice.
34.7	If the Vessel is lost or is or becomes a Total Loss as a result of an event or events occurring prior to delivery under this Sub-Charter, this Sub-Charter shall automatically terminate without any liability whatsoever or any claim for damages by either party upon the other.

34.8	The Sub-Charterers will give the Head-Charterers all such assistance with respect to the registration of the Vessel, as the Head-Charterers may reasonably request, and will reimburse to the Head-Charterers (in so far as paid by the Head-Charterers) the costs of registration of the Vessel under the Flag State (but not of the Approved Mortgage).

34.9	The Vessel shall be delivered to the Sub-Charterers with all stores, lubricants, bunkers and spares which are on the Vessel when she is: (i) delivered to the Owners under the MOA; and (ii) delivered to the Head Charterers under the Head-Charter.

35.	FLAG STATE

35.1	The Vessel shall on the Delivery Date be registered in the name of the Owners under the laws and flag of the Flag State and the Head-Charterers and the Sub-Charterers shall provide the Owners with all such assistance as the Owners may reasonably require in obtaining and maintaining such registration and shall not during the Charter Period do or suffer anything to be done which might imperil such registration. Initial registration costs shall be for Owners’ account but thereafter all registration, tonnage and other taxes, imposts, dues and payments from time to time payable in connection with maintaining such registration shall be for the Sub-Charterers’ account and be payable on demand. No change shall be made to the Vessel’s Flag State without Sub-Charterers’ consent in writing (such consent not to be unreasonably withheld, delayed or conditioned) and the costs of any change (unless requested by Sub-Charterers) shall be for Owners’ account.

35.2	The Sub-Charterers shall have the right, subject to the prior approval of the Owners and the Approved Mortgagee (which the Head-Charterers shall procure is not unreasonably withheld, conditioned or delayed), and subject to the Sub-Charterers paying all costs associated therewith to require that the Owners register their title in another Flag State of the Sub-Charterers’ choice.

35.3	The Sub-Charterers acknowledge that it shall be reasonable for the Owners, the Head-Charterers and the Approved Mortgagee to withhold their approval if the Owners’ title to the Vessel or the Approved Mortgagee’s security would be adversely affected, or if either of them would become subject to additional taxes or other costs, unless indemnified by the Sub-Charterers, by reason of such change.

35.4	The name of the Vessel shall be chosen by the Sub-Charterers subject to the Owners’ and Head-Charterers’ consent which shall not be unreasonably withheld. Neither the Owners nor the Head-Charterers shall have any right to change the name of the Vessel, without the Sub-Charterers’ consent which shall not be unreasonably withheld or delayed.

35.5	The Sub-Charterers shall have the right to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag provided that painting, re-painting, installation and re-installation shall be for the Sub-Charterers’ account.

36.	TIME AND PLACE FOR DELIVERY AND CANCELLATION

36.1	The Vessel shall be delivered to Sub-Charterers immediately upon: FIRSTLY delivery of the Vessel by the Seller to the Owners under the MOA; and SECONDLY delivery of the Vessel by the Owners to the Head-Charterers under the Head-Charter.

36.2	The Vessel shall be delivered by the Head-Charterers and taken over by the Sub-Charterers safely afloat at the place of delivery by the Seller to the Owners under the MOA.

36.3	Should the Vessel not be: (i) delivered to the Owners by the Seller under the MOA (unless such failure is caused by default of the Owners); and/or (ii) delivered to the Head-Charterers by the Owners under the Head-Charter, this Charter shall terminate without claim by either party upon the other.

37.	CONDITIONS PRECEDENT TO DELIVERY

37.1	The obligation of the Head-Charterers to deliver the Vessel to the Sub-Charterers under the terms of this Sub-Charter shall be subject to and conditional upon the satisfaction (which the Sub-Charterers hereby undertake to procure by the Delivery Date) of the Conditions listed in Schedule 1, Part A, which the Head-Charterers may in their discretion waive.

37.2	The obligation of the Sub-Charterers to accept delivery of the Vessel under the terms of this Sub-Charter shall be subject to and conditional upon the satisfaction of the Conditions listed in Schedule 1, Part B, which the Sub-Charterers may in their discretion waive.

37.3	Without prejudice to Clause 37.1, if the Head-Charterers in their discretion deliver the Vessel to the Sub-Charterers under this Sub-Charter notwithstanding that one or more of the conditions precedent specified in Clause 37.1 remains unsatisfied on the Delivery Date, then the Sub-Charterers shall procure the satisfaction of such condition or conditions precedent within fourteen (14) days thereafter or such longer period as the Head-Charterers in their absolute discretion agree in writing.

38.	EXCLUSIONS

38.1	Unless otherwise specified in this Sub-Charter, the Head-Charterers shall not be liable for any losses, costs, charges, expenses, fees, payments, penalties, fines, damages or other sanctions of a monetary nature or any loss of profit:

38.1.1	resulting directly or indirectly from any defect or alleged defect in the Vessel or any failure of the Vessel to comply with any of the matters set out in this Sub-Charter or otherwise howsoever;

38.1.2	arising from any delay in the delivery of the Vessel; or

38.1.3	arising from the detention or arrest (whether registered or not) of the Vessel and provided that such process is not attributable to an act, omission or default of the Owners or the Head-Charterers.

38.2	The Sub-Charterers hereby acknowledge that the Head-Charterers make no representation or warranty, express or implied (and whether statutory or otherwise), as to seaworthiness, condition, design, operation, performance, capacity, merchantability or fitness for use of the Vessel or as to its eligibility for any particular trade or operation or any other representation or warranty whatsoever, express or implied, with respect to the Vessel or her engines, machinery, boats, tackle, outfit, fuel and consumable or other stores, and the Sub-Charterers hereby waive all their rights and claims whatsoever against the Head-Charterers and howsoever arising in respect of the foregoing.

38.3	Acceptance by the Sub-Charterers of the Vessel hereunder shall be deemed conclusive, as between the Head-Charterers and the Sub-Charterers, that the Vessel is seaworthy in accordance with the provisions of applicable law, in good working order and repair and without defect or inherent vice in title, (other than as may arise from the deliberate act or omission of the Head-Charterers), condition, design, operation or fitness for use, whether or not discoverable by the Head-Charterers and free and clear of all Encumbrances other than the Approved Mortgage and Permitted Encumbrances.

38.4	The Head-Charterers shall not be under any liability whatsoever and howsoever arising, other than where such liability arises from the deliberate act or grossly negligent omission of the Head-Charterers, in respect of the injury, death, loss, damage or delay of or to or in connection with any vessel (including the Vessel) or any person (which expression includes, without prejudice to the generality thereof, states, governments, municipalities and local authorities) or property whatsoever, whether on board the Vessel or elsewhere irrespective of whether such injury, death (other than death or personal injury which may not be excluded under Section 2(1) of the Unfair Contract Terms Act 1977), loss, damage or delay shall arise from the unseaworthiness of the Vessel.

38.5	The Sub-Charterers agree that the Head-Charterers shall be under no liability to supply any replacement Vessel or any piece or part thereof during any period when the Vessel is unusable and the Head-Charterers shall not be liable to the Sub-Charterers or any other person as a result of the Vessel being unusable.

38.6	Every exclusion and limitation contained in this Sub-Charter applicable to either party hereto or to which either party hereto is entitled under this Sub-Charter shall also be available and shall extend to protect the directors, employees, servants, independent contractors and agents of such party in respect of acts or omissions in the course of their employment or service.

39.	EXTENSION OF CHARTER PERIOD

39.1	The Sub-Charterers may extend the Charter Period by one period of 30 days, provided that they give the Head-Charterers not less than fifteen (15) Banking Days prior written notice before the date on which the Charter Period would otherwise have expired.

39.2	Upon receipt by the Head-Charterers of the notice referred to in Clause 39.1, the Head-Charterers shall provide such notice to the Owners as may be required in accordance with the terms of the Head Charter to extend the Head Charter for such period being equal to the extended Charter Period of this Sub-Charter.

39.3	If the Vessel is on a voyage (otherwise than under requisition for hire) at the time when this Sub-Charter would (but for the provisions of this Clause 39) have terminated, the Charter Period shall be extended for such additional period as may be necessary for the completion of such voyage. The Charter Period shall also be extended for such additional period as may be necessary to bring the Vessel to a port of redelivery as hereinafter provided. Hire shall continue to be paid for the period of extension at the rate in force before the start of such extension, as provided in Clause 40.

40.	PAYMENT OF HIRE AND OTHER MONEYS

40.1	The Sub-Charterers shall throughout the Charter Period and any extended Charter Period pay to Head-Charterers hire for the Vessel every thirty (30) days in advance commencing on and from the date and hour of her delivery to the Sub-Charterers on charter in accordance with Clause 34 and continuing until the date and hour of her redelivery to the Head-Charterers pursuant to Clause 15 at the rates specified below:

40.1.1	The monthly rate of hire payable by the Sub-Charterers shall be the rate (the “Hire Rate”) set out in Schedule 5.

40.1.2	The first such instalment of hire shall be due and payable on the Delivery Date and subsequent instalments shall be payable at monthly intervals thereafter. All payments of hire shall be made on the basis of a year of 365 days (366 days in a leap year).

40.1.3	In addition to the first such instalment of hire payable at the Hire Rate a lump sum of $2,589,000 (the “Lump Sum”) shall be set-off with part of the Purchase

Price payable to the Sub-Charterers in their capacity as “Sellers” under the MOA on the Delivery Date.

40.1.4	The final payment of hire, if for a period of less than one month, shall be calculated proportionally according to the number of days and hours remaining before redelivery and advance payment shall be effected accordingly. The final adjustment of hire, depending on the actual time and date of redelivery, shall be made immediately after redelivery.

40.2	Unless otherwise specified by the Head-Charterers, all moneys to be paid by the Sub-Charterers under this Sub-Charter shall be paid to the Head-Charterers:

40.2.1	on their due date in Dollars;

40.2.2	to the account of Prime Maritime Holding Ltd held with Marfin Egnatia Bank S.A. with account number 0280587428;

40.2.3	bear as reference the Vessel’s name.

40.3	All payments due shall be made on a Banking Day. If the due date for the payment falls on a day which is not a Banking Day:

40.3.1	the payment or payments shall be fall due and be made on the first Banking Day thereafter, provided this falls in the same calendar month; and

40.3.2	if it does not, payment shall fall due and be made on the immediately preceding Banking Day.

40.4	All payments of hire and other moneys payable by the Sub-Charterers under or pursuant to this Sub-Charter shall be made:

40.4.1	without any set-off or counterclaim whatsoever; and

40.4.2	free and clear of, and without deduction for, or on account of, any bank charges and any present or future taxes (other than taxes on the overall net income of the Head-Charterers), unless the Sub-Charterers are compelled by law to make payment subject to any such tax.

40.5	If the Sub-Charterers are compelled by law to make payment subject to any such taxes, the Sub-Charterers will

40.5.1	promptly notify the Head-Charterers upon becoming aware of such requirement;

40.5.2	pay to the Head-Charterers such additional amounts as may be necessary to ensure that the Head-Charterers receive a net amount equal to the full amount which the Head-Charterers would have received had such payment not been subject to such taxes; and

40.5.3	deliver to the Head-Charterers copies of the receipts from the relevant government authority or body evidencing the due and punctual payment of such taxes.

40.6	The Sub-Charterers shall pay to the Head-Charterers the Value Added Tax (if any) legally due on any payments of hire or other sums payable by the Sub-Charterers under this Sub-Charter at the rate applicable for the time being (by addition to, and at the time of payment of, the said hire or other sums).

40.7	The Sub-Charterers shall pay on demand by the Head-Charterers an additional amount by way of compensation for late payment (the “Additional Amount”) on any unpaid sum due under this Sub-Charter (the “Unpaid Amount”) from and including the date upon which it fell due for payment until the date of actual payment (the “Number of Days”) (as well after as before judgment) on the basis of the Unpaid Amount multiplied by the Number of Days multiplied by 0.000165. All payments of an Additional Amount shall be calculated on the basis of the actual number of days elapsed.

40.8	The Vessel shall not at any time be placed off-hire and the Sub-Charterers’ obligation to pay hire shall be absolute and irrevocable during the Charter Period, irrespective of any occurrence or contingency whatsoever, including, but not limited to:

40.8.1	any unavailability of the Vessel for any reason, including (but not limited to) any defect in the title (save as may arise as a result of the wilful act or omission of the Head-Charterers), seaworthiness, condition, design, operation, performance, capacity, quality, merchantability, or fitness for use or eligibility of the Vessel for any particular trade or operation; or

40.8.2	any incapacity, disability, or defect in powers of the Sub-Charterers or any other person (other than the Head-Charterers), or any irregular exercise thereof by, or lack of authority of, any person purporting to act on behalf of the Sub-Charterers or such other person; or

40.8.3	any illegality, invalidity, avoidance or unenforceability on any grounds whatsoever of, or of any obligations of the Sub-Charterers or any other person (other than the Head-Charterers) under, this Sub-Charter; or

40.8.4	the liquidation, administration, insolvency, amalgamation, reorganisation or dissolution, or any change in the constitution, name or style, of the Sub-Charterers, the Head-Charterers (except to the extent that such event shall interfere with the Quiet Enjoyment of the Vessel by the Sub-Charterers) or any other person;

40.8.5	piracy, hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Vessel (except the cases described in clause 48.2.3 and 48.3.5)

40.8.6	any repair period and/or drydocking period as may needed or required by the Class; or

40.8.7	any other cause which, but for this provision, might operate to exonerate the Sub-Charterers from liability, whether in whole or in part, under this Sub-Charter.

40.9	Notwithstanding anything to the contrary contained in this Sub-Charter, instalments of hire payable by the Sub-Charterers shall be deemed earned by the Head-Charterers as and when they fall due for payment hereunder.

40.10	During any 30 day extension period(s) of this Sub-Charter, such as is referred to in Clause 38, and if the Vessel is not redelivered within the Charter Period (whether or not so extended) from the expiry of the Charter Period until her redelivery, the Sub-Charterers will pay the Head-Charterers on demand: (i) any legal, administrative and enforcement expenses that the Head-Charterers may incur as a result of non-payment of any amounts due under this Sub-Charter; and (ii) all costs and expenses (including but not limited to legal fees) incurred by the Head-Charterers in connection with any enforcement by the Head-Charterers of their rights under this Sub-Charter.

41.	SUBSTITUTION

Throughout the Charter Period, the Sub-Charterers may request the Head-Charterer to substitute the Vessel at any time with a substitute vessel and if the Head-Charterers agree to proceed with such substitution, the Sub-Charterers shall (at their expense) enter into such documentation with the Owners, the Head-Charterers and the Approved Mortgagee as may be required in order for such substitution to become effective, provided always that such substitution has been approved by the Owners and the Approved Mortgagee. For the avoidance of doubt, neither the Owners, the Head-Charterers nor the Approved Mortgagee are obliged to accept such request.

42.	GENERAL UNDERTAKINGS OF THE SUB-CHARTERER

42.1	The Sub-Charterers shall:

42.1.1	not change the nature of their business;

42.1.2	ensure that no material change should occur in the ownership or shareholding structure of the Sub-Charterers without the prior approval of the Owners, the Head-Charterers and the Approved Mortgagee;

42.1.3	procure that the Vessel is kept in a good and seaworthy state of repair, so as to maintain the highest class with the Classification Society free of overdue recommendations and conditions, and so as to comply with the provisions of all laws and all other regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered at ports in its Flag State and to vessels trading to any jurisdiction to which that Vessel may, subject to the provisions of this Sub-Charter, trade from time to time;
42.1.4	permit the Head-Charterers to inspect the Vessel, Vessel’s Class Certificates and the Vessel’s logbooks, when so reasonably required by them in writing;

42.1.5	permit the Head-Charterers to be present during drydocking only for internal reporting purposes and without any right to interfere with such drydocking (and the Sub-Charterers shall notify the Head-Charterers in advance for the plans for the scheduled drydocking); and

42.1.6	promptly furnish the Head-Charterers, when so reasonably requested by them in writing, with all such information regarding the Vessel and any Time Charter as the Owners, the Head-Charterers or the Approved Mortgagee may request.

42.2	The Sub-Charterers shall notify the Head-Charterers immediately upon becoming aware of the same by e-mail or fax (thereafter confirmed by letter) of:

42.2.1	any accident to the Vessel or incident which is or is likely to be a Major Casualty or a Total Loss;

42.2.2	any requirement or recommendation made by any insurer or classification society, or by any competent authority, which is not complied with within any time limit imposed by such insurer, classification society or authority;

42.2.3	any of the following events occurring which might adversely affect (a) the ability of the Sub-Charterers to perform their obligations under this Sub-Charter; or (b) the rights of the Head-Charterers or the Approved Mortgagee or which might involve them in any loss or liability:
(a)	any arrest of the Vessel, or the exercise or purported exercise of any lien on the Vessel or her Insurances or earnings, or any loss, confiscation, seizure, requisitioning (for title or for hire) or impounding of the Vessel;

(b)	any substantial casualty or injury to a party caused by, or in connection with, the Vessel; or

(c)	any assistance which has been given to the Vessel which has resulted or may result in a lien for salvage being acquired over the Vessel;
42.2.4	any litigation, arbitration, tax claim or administrative proceeding instituted or threatened or of any other occurrence which might materially adversely affect (a) the ability of the Sub-Charterers to perform their obligations under this Sub-Charter; or (b) the rights of the Head-Charterers or the Approved Mortgagee or which might involve them in any material loss or liability.

42.3	The Sub-Charterers shall not without the prior consent in writing of the Owners, the Head-Charterers and the Approved Mortgagee (and then only subject to such terms as the Owners, the Head-Charterers and the Approved Mortgagee may reasonably impose):

42.3.1	save for the Time Charter, let the Vessel on any time or consecutive voyage charter for a term which exceeds, or which by virtue of any optional extensions might exceed, twelve (12) months’ duration and provided that in the case of any time or consecutive voyage charter, such time or consecutive voyage charter shall provide that the Vessel upon termination or expiry for whatever cause of the Charter Period shall be re-delivered;

42.3.2	employ the Vessel on terms whereby more than two (2) months’ hire (or the equivalent) is payable in advance;

42.3.3	employ the Vessel otherwise than on bona fide arm’s-length terms;

42.3.4	appoint any person to manage the Vessel other than the Manager;

42.3.5	change the Classification Society of the Vessel;

42.3.6	change the Flag State of the Vessel;
42.3.7	incur any Financial Indebtedness (except for unsecured Financial Indebtedness which is subordinated to the Financial Indebtedness owing to the Approved Mortgagee, the Owner or the Head-Charterer) unless such Financial Indebtedness is in the ordinary course of business for the Sub-Charterer;

42.3.8	put the Vessel into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed five hundred thousand United States Dollars (US$500,000) (or the equivalent in any other currency) unless such person has first given to the Head-Charterers and in terms satisfactory to them a written undertaking not to exercise any lien on the Vessel or her earnings for the cost of such work or otherwise;

42.3.9	create or suffer the creation of an Encumbrance (other than a Permitted Encumbrance) over or in respect of the Vessel or any share in the Vessel; or

42.3.10	amend, vary, rescind, cancel the Time Charter or accept any rescission, cancellation or termination thereof by the relevant time charterer.

43.	DAMAGE AND FRUSTRATION

43.1	The Head-Charterers shall not be liable for any expense in repairing or maintaining the Vessel or be liable to supply a vessel or any part thereof or any equipment in lieu if the Vessel is lost or damaged or rendered unfit for use or confiscated, seized, requisitioned, restrained or appropriated or otherwise taken out of the possession or control of the Sub-Charterers.

43.2	Unless otherwise expressly provided in this Sub-Charter, if for any reason whatsoever the Vessel becomes inoperable or unusable, the charter hire payable in respect of the Vessel shall continue to be payable and the other obligations of the Sub-Charterers hereunder shall continue notwithstanding such loss, damage or other event unless or until the Vessel be declared by the insurers to be a Total Loss and the Head-Charterers have received the amount set out in Clause 48.5 and notwithstanding any inability on the part of the Sub-Charterers to operate the Vessel, the Vessel being held to be the property of the Sub-Charterers or of any person other than the Owners; or any other circumstances whatsoever which might operate to frustrate this Sub-Charter.

44.	COMPULSORY LEGISLATION

If any improvement, structural changes, additions or new equipment to or for the Vessel become necessary for the continued operation of the Vessel by reason of new class requirements or compulsory legislation the Sub-Charterers shall at their own expense and time, implement such improvement, changes, additions or installation of equipment. The Sub-Charterers shall notify the Head-Charterers of any such class requirements or compulsory legislation and, before making the necessary expenditure, with details of such expenditure. Such improvements, changes, additions or installations are deemed to be an integral part of the Vessel and will not be removed at redelivery.

45.	SAFE USE AND ENVIRONMENTAL MATTERS

45.1	The Sub-Charterers undertake throughout the Charter Period:

45.1.1	to implement and maintain a safety management system (“SMS”) which complies with all laws, rules and regulations, and with all the codes, guidelines and standards recommended by the International Maritime Organisation (including without limitation, The International Management Code for the Safe Operation of Ships and for Pollution Prevention as adopted by the International Maritime Organisation as Resolutions A.741(18) and A.788(19) (as amended from time to time, the “ISM Code”)), the Flag State of the Vessel and the Vessel’s classification society, which may from time to time be applicable to the Vessel and/or the Head-Charterers and/or the Sub-Charterers and/or the Manager, and which is otherwise appropriate having regard to the Sub-Charterers’ obligations under this Sub-Charter;

45.1.2	to obtain and maintain in force at all times valid certificates evidencing compliance with the requirements of Clause 45.1.1, including, without limitation, a valid Document of Compliance in relation to themselves and a valid Safety Management Certificate in respect of the Vessel as required by the ISM Code;

45.1.3	to provide the Head-Charterers with copies of any such Document of Compliance and Safety Management Certificate upon issuance;

45.1.4	to keep or procure that there is kept on board the Vessel at all times a copy of any such Document of Compliance and the original of any such Safety Management Certificate.

45.2	the Sub-Charterers undertake throughout the Charter Period:

45.2.1	to comply with, and procure that the Vessel complies with, the ISPS Code;

45.2.2	to ensure that the Vessel’s security system and its associated security equipment comply with the applicable requirements of Part A of the ISPS Code and of Chapter XI-2 of the Safety of Life at Sea Convention 1974 (SOLAS), and that an approved ship security plan is in place;

45.2.3	to obtain and maintain in force at all times valid certificates evidencing compliance with the requirements of the ISPS Code, including, without limitation, a valid International Ship Security Certificate in respect of the Vessel as required by the ISPS Code;

45.2.4	to keep or procure that there is kept on board the Vessel at all times the original of such International Ship Security Certificate.

45.3	Without prejudice to the generality of Clause 10 the Sub-Charterers shall take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Vessel in the Flag State in any jurisdiction in or to which the Vessel may be employed or trade from time to time.

45.4	The Sub-Charterers shall not at any time represent or hold out the Head-Charterers as carrying goods or persons on the Vessel or being in any way connected or associated with any operation or carriage whether for charter or reward or gratuitously which may be undertaken by the Sub-Charterers during the Charter Period nor shall the Sub-Charterers represent themselves as the agent of the Head-Charterers for such purpose.

45.5	The Sub-Charterers shall ensure that the Vessel is, at all times, equipped and accredited with any required trading documentation and/or authorisations necessary to legitimise the entry of the Vessel into the waters of any relevant jurisdiction. Such trading documentation and authorisations shall include, inter alia, valid certification under the International Convention on Civil Liability for Oil Pollution Damage (as amended), a valid US Coast Guard certificate of financial responsibility (water pollution), a valid certificate from any US state that requires a state equivalent of a certificate of financial responsibility, a vessel classification certificate and any other credentials as might be, or may come to be, required. Copies of such trading documentation and/or authorisations shall be made available to the Head-Charterers as and when reasonably requested.

46.	EQUIPMENT

46.1	The Sub-Charterers shall have the use of all outfit, machinery, equipment, spare parts, appliances, furniture, fittings, furnishings and stores of the Vessel which are the property of the Head-Charterers or the Owners, and all substitutions, replacements and renewals.

46.2	The Sub-Charterers shall, at their own expense, from time to time during the Charter Period substitute, replace and/or renew (as the case may be) any outfit, machinery, equipment, spare parts, appliances, furniture, fittings, furnishings and stores which shall be consumed or be so damaged or worn out as to be unfit for use. The Sub-Charterers shall procure that all such repairs, substitutions, replacements and renewals shall be effected in such manner (both as regards workmanship and quality of materials) so as not to diminish the value of the Vessel.

46.3	Notwithstanding any other provision of this Sub-Charter, in the event of any future improvements, modifications or structural changes carried out upon the Vessel (as approved by the Owners, the Head-Charterers and/or the Approved Mortgagee in advance), such modifications, improvements or structural changes are deemed to be an integral part of the Vessel and the Sub-Charterers shall be under no obligation to restore the Vessel to its original condition upon redelivery. In the event of any Sub-Charterers’ equipment being installed on the Vessel is deemed to be an integral part of the Vessel and unless the Sub-Charterers have informed the Owners and the Head-Charterers in advance for such installation and the Owners and the Head-Charterers have accepted the said equipment as Sub-Charterers’ equipment in which case the Sub-Charterers shall have the right to remove the said equipment (and all additions and installations thereto) before redelivery, all such Sub-Charterers’ equipment shall be considered as usual outfit, machinery or equipment of the Vessel, needed for Vessel’s normal operation and/or any additional or new equipment installed in accordance with Clause 44.

47.	INSURANCES

47.1	The Vessel shall throughout the Charter Period be in every respect at the risk of the Sub-Charterers who shall bear all risks howsoever arising in respect of the Vessel, whether of navigation, operation or maintenance or otherwise:

47.2	The Sub-Charterers covenant with the Head-Charterers that throughout the Charter Period they will comply with the following provisions of this Clause 47.2:

47.2.1	to effect and maintain sufficient insurances on and over the Vessel in respect of (a) hull, machinery and equipment, marine, war and terrorism risks (including excess risks), (b) protection and indemnity risks (including pollution risks), and (c) such other risks for which insurance would be maintained by a prudent owner for a ship of a similar type, size, age and flag, and otherwise in accordance with the provisions of this Sub-Charter;

47.2.2	to insure and keep insured the Vessel in Dollars or such other currency as may be approved in writing by the Approved Mortgagee, in the full insurable value of the Vessel but in any case not less than the higher of (i) the market value of the Vessel as calculated by the Approved Mortgagee and (ii) one hundred and ten per cent (110%) of the Purchase Price against fire, marine and other risks (including excess risks) and war risks covered by hull and machinery policies;
47.2.3	to enter the Vessel in the name of the Owners for her full value and tonnage in a protection and indemnity association approved by the Approved Mortgagee with unlimited liability if available otherwise for the highest possible standard cover for the time being US$1,000,000,000 for oil pollution and for excess oil spillage and pollution liability insurance for the highest possible standard cover against all protection and indemnity risks;

47.2.4	if the Vessel enters the territorial waters of the United States of America for any reason whatsoever, to take out such additional insurance to cover such risks as may be necessary in order to obtain a Certificate of Financial Responsibility from the United States Coastguard;

47.2.5	to effect such additional Insurances as may reasonably be requested by the Approved Mortgagee to maintain the scope of the existing cover of the Insurances;

47.2.6	to effect the Insurances through the Approved Brokers and with such insurance companies, underwriters, war risks and protection and indemnity associations as shall from time to time be approved in writing by the Head-Charterers and the Approved Mortgagee (such approval not to be unreasonably withheld), and, if so required by the Head-Charterers or the Approved Mortgagee (but, without, as between the Head-Charterers or the Approved Mortgagee and the Sub-Charterers, liability on the part of the Head-Charterers or the Approved Mortgagee for premiums or calls), with the Owners, the Head-Charterers or the Approved Mortgagee from the time being named as co-assured. Insurance for Protection and Indemnity risks shall be provided always by member of the International Group of P&I Clubs. Insurance for hull, machinery and equipment, marine, war and terrorism risks or any other risks shall be provided always by underwriters with a minimum of a BBB+ rating;

47.2.7	to renew the Insurances at least fourteen (14) days before the relevant Insurances expire and to procure that the Approved Brokers and any war risks and protection and indemnity association with which the Insurances are effected shall promptly confirm in writing to the Head-Charterers and the Approved Mortgagee as and when each such renewal is effected;

47.2.8	punctually to pay all premiums, calls, contributions or other sums payable in respect of the Insurances and to produce all relevant receipts when so required in writing by the Head-Charterers or the Approved Mortgagee;

47.2.9	reimburse to the Owners and/or the Head-Charterers on demand such documented sums as the Owners and/or Head-Charterers shall certify are payable by them to the Approved

Mortgagee in respect of mortgagees interest insurance on the Vessel (as required by the Approved Mortgagee);
47.2.10	to arrange for the execution of such guarantees and the making of such declaration as may from time to time be required by any protection and indemnity or war risks association of the Vessel;

47.2.11	to give notice of assignment of the Insurances to the Insurers in the form set out in Schedule 3 to this Sub-Charter or in such other form as may be required by the Head-Charterers and/or the Approved Mortgagee and to procure that a copy of each notice of assignment shall be endorsed upon or attached to the relevant Insurance Documents;

47.2.12	to procure that the Insurance Documents shall be deposited with the Approved Brokers and that such brokers shall provide the Owners, the Head-Charterers and the Approved Mortgagee with certified copies thereof and shall issue to the Approved Mortgagee a letter or letters of undertaking in such form as the Approved Mortgagee shall reasonably require;

47.2.13	to procure that the protection and indemnity and/or war risks associations in which the Vessel is entered shall provide the Approved Mortgagee with a letter or letters of undertaking in their standard form and shall provide the Approved Mortgagee with a copy of the certificates of entry;

47.2.14	to procure that the Insurance Documents (including all certificates of entry in any protection and indemnity and/or war risks association) shall contain loss payable clauses in the form set out in set out in Schedule 3 to this Sub-Charter or in such other form as may be required by the Head-Charterers and/or the Approved Mortgagee (as may be appropriate);

47.2.15	to procure that the Insurance Documents shall provide that the lien or set off for unpaid premiums or calls shall be limited to only the premiums or calls due in relation to the Insurances on the Vessel and for fourteen (14) days prior written notice to be given to the Approved Mortgagee by the Insurers (such notice to be given even if the Insurers have not received an appropriate enquiry from the Approved Mortgagee) in the event of cancellation or termination of Insurances and in the event of the non-payment of the premium or calls, the right to pay the said premium or calls within a reasonable time;

47.2.16	to promptly provide the Owners, the Head-Charterers and the Approved Mortgagee with full information regarding any casualties or damage to the Vessel in an amount in excess of Five hundred thousand United States Dollars (US$500,000) or in consequence whereof the Vessel has become or may become a Total Loss;

47.2.17	at the request of the Approved Mortgagee, to provide the Approved Mortgagee, at the Sub-Charterers’ cost, with a detailed report issued by a firm of marine insurance brokers or consultants appointed by the Approved Mortgagee in relation to the Insurances;

47.2.18	not to do any act nor voluntarily suffer nor permit any act to be done whereby any Insurance shall or may be suspended or avoided and not to suffer nor permit the Vessel to engage in any voyage nor to carry any cargo not permitted under the Insurances in effect without first covering the Vessel to the amount herein provided for with insurance satisfactory to the Approved Mortgagee for such voyage or the carriage of such cargo;

47.2.19	(without limitation to the generality of the foregoing) in particular not permit the Vessel to enter or trade to any zone which is declared a war zone by any government or by the Vessel’s war risks Insurers unless there shall have been effected by the Sub-Charterers at their expense such special insurance as the war risk Insurers may require; and

47.2.20	to procure that all amounts payable under the Insurances are paid in accordance with the loss payable clause in the form set out in Schedule 3 to this Sub-Charter or in such other form as may be required by the Head-Charterers and/or the Approved Mortgagee (as may be appropriate) and to apply and procure that all amounts as are paid to the Owners, the Head-Charterers and/or the Sub-Charterers are applied to the repair of the damage and the reparation of the loss in respect of which the said amounts shall have been received.

47.3	The Sub-Charterers shall procure that the policies in respect of the Insurances shall, in each case, be endorsed to the effect that (subject always to the rights of the Approved Mortgagee):

47.3.1	payment of a claim for Total Loss of the Vessel shall be made to the Head-Charterers who upon receipt thereof shall apply the same in accordance with Clause 48.8;

47.3.2	payment of a claim for any Major Casualty to the Vessel shall be made to the Head-Charterers, but so that, unless and until the Head-Charterers (following the occurrence of a Termination Event) direct to the contrary (whereupon all insurance recoveries in respect of any such claim shall be payable to the Head-Charterers and be applied in accordance with Clause 48.8):
(a)	the payment so received by the Head-Charterers shall be paid over to the Sub-Charterers upon the Sub-Charterers furnishing evidence satisfactory to the Head-Charterers and the Approved Mortgagee that all loss and damage resulting from the casualty has been or will be properly made good and repaired and that all repair accounts and other liabilities whatsoever in connection with the casualty have been or will be fully paid and discharged by the Sub-Charterers;

(b)	the Insurers with whom the hull, machinery and equipment marine risks insurances are effected may in the case of a Major Casualty, with the prior consent in writing of the Owners, the Head-Charterers and the Approved Mortgagee, make payment on account of repairs in the course of being effected;

47.3.3	payment of a claim which is not for a Total Loss or a Major Casualty shall, unless and until the Head-Charterers shall (following the occurrence of a Termination Event) direct to the contrary (whereupon all insurance recoveries in respect of any such claim shall be payable to the Head-Charterers and be applied in accordance with Clause 48.8), be made to the Sub-Charterers who shall, as agent for the Owners and the Head-Charterers, apply the same in or towards making good the loss and fully repairing all damage in respect of which such payment shall have been made.

47.4	The provisions of this Clause 47 and Clause 48 shall not apply to the proceeds of any additional insurance cover effected by the Owners and/or the Head-Charterers and/or the Sub-Charterers for their own account and benefit, provided that such cover shall only be effected if and to the extent that the Insurances effected by the Sub-Charterers pursuant to this Clause 47 so permit. The Head-Charterers and the Sub-Charterers, as the case may be, shall promptly furnish the other with particulars of any additional insurance effected, including copies of any cover notes or policies, and the written consent of the insurers for the Insurances required to be maintained by the Sub-Charterers under this Clause 47 in any case where the consent of such insurers is necessary. For avoidance of doubt, the Head-Charterers shall have no obligation to furnish the Sub-Charterers with any such information or documentation relating to any innocent owner’s insurance effected by the Head-Charterers.

47.5	The Head-Charterers shall be entitled, at any time and from time to time, to consult insurance advisers on any matter relating to the Insurances (including, without limitation, the terms, amounts and quality of the Insurances and the status of any insurance claims), and the Sub-Charterers shall procure that there is delivered to such adviser any and all such information concerning the Vessel and her Insurances as the Head-Charterers may require. The reasonable costs of any such insurance adviser shall, where the involvement of such insurance advisers is at the request of the Approved Mortgagee but in the absence of a Termination Event, not more than once annually, be for the account of the Sub-Charterers and shall be payable on demand.

48.	LOSS, DAMAGE AND REQUISITION

48.1	Throughout the Charter Period, the Sub-Charterers shall bear the full risk of any Total Loss or any damage to the Vessel howsoever arising and of any other occurrence of whatever kind which may deprive the Sub-Charterers of the use, possession or enjoyment of the Vessel and no such event shall relieve the Sub-Charterers of their obligations (whether in whole or in part) under this Sub-Charter.

48.2	For the purposes of this Sub-Charter, “Total Loss” shall mean:

48.2.1	actual or constructive or compromised or agreed or arranged total loss of the Vessel; or

48.2.2	Compulsory Acquisition of the Vessel;

48.2.3	the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Vessel (other than any event described in Clause 48.2.2) by any government entity or by persons acting or purporting to act on behalf of any government entity unless the Vessel be released and restored to the Sub-Charterers from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof or such lesser period provided in the Vessel’s war risks Insurances;

48.3	For the purpose of this Clause 48, a Total Loss shall be deemed to have occurred:

48.3.1	in the case of an actual total loss of the Vessel on the actual date and at the time the Vessel was lost or if such date is now known, on the date on which the Vessel was last reported;

48.3.2	in the case of a constructive total loss of the Vessel upon the date and at the time notice of abandonment of the Vessel is given to the Insurers of the Vessel for the time being (provided a claim for such total loss is admitted by such insurers) or, if such Insurers do not admit such a claim, or, in the event that such notice of abandonment is not given by the Head-Charterers and/or the Sub-Charterers to the Insurers of the Vessel, on the date and at a time on which the incident which may result, in the Vessel being subsequently determined to be a constructive total loss has occurred

48.3.3	in the case of a compromised or arranged total loss of the Vessel, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the Insurers of the Vessel;.

48.3.4	in the case of Compulsory Acquisition of the Vessel, on the date upon which the relevant Compulsory Acquisition occurs; and

48.3.5	in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Vessel (other than where the same amounts to Compulsory Acquisition of the Vessel) by any government entity, or by persons purporting to act on behalf of any government entity, which deprives the Head-Charterers and/or the Sub-Charterers of the use of the Vessel for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

48.4	The Sub-Charterers shall notify the Head-Charterers and the Approved Mortgagee forthwith by e-mail or fax (thereafter confirmed by letter) upon becoming aware of any occurrence in consequence whereof the Vessel has become or is likely to become a Total Loss.

48.5	If the Vessel shall become a Total Loss, the Sub-Charterers shall within one hundred and eighty (180) days of the date of the Total Loss, pay or procure the payment to the Head-Charterers of a net amount equal to the aggregate of:

48.5.1	the Call Option Sum which would be applicable had the Call Option been exercised at the date of such Total Loss;

48.5.2	any costs payable by the Owners and/or the Head-Charterers to the Approved Mortgagee;

48.5.3	all other moneys, whether of hire or otherwise, then due and owing under any other provisions of this Sub-Charter.

48.6	The Sub-Charterers shall continue to pay hire on the days and in the amounts required under this Sub-Charter notwithstanding that the Vessel shall have become a Total Loss. The Sub-Charterers’ obligation to pay hire under this Sub-Charter shall terminate immediately upon the Head-Charterers’ receipt of (a) an amount equal to the aggregate of the minimum insured value as at the date of the Total Loss and in any event not less than the Call Option Sum applicable at the date of such Total Loss, and (b) all other sums (if any) payable by the Sub-Charterers hereunder.

48.7	In the event that the insurers do not admit a claim for a Total Loss or agree to pay out a claim for a Total Loss in an amount equal to the amount referred to in Clause 48.6 within one hundred and eighty (180) days of the Total Loss, the Sub-Charterers shall immediately pay to the Head-Charterers the amount referred to in Clause 48.6 or an amount equal to the deficiency between the payment from the insurers and the amount referred to in Clause 48.6 together with an Additional Amount (calculated in accordance with Clause 40.7) if hire has not been paid as required under Clause 48.6.

48.8	Subject always to the rights of the Approved Mortgagee in such Insurances, all moneys recoverable:

48.8.1	under the Insurances effected by the Sub-Charterers pursuant to Clause 47, or by way of other compensation, in respect of a Total Loss of the Vessel; and

48.8.2	under the Insurances effected by the Sub-Charterers pursuant to Clause 47.3 in respect of any other claim (whether relating to a Major Casualty or otherwise) which by virtue of Clause 47.3 are payable to the Head-Charterers after the occurrence of a Termination Event;

shall be paid to, and be held by, the Sub-Charterers, in the first place, to pay or make good all costs, expenses and liabilities whatsoever incurred by the Sub-Charterers in or about or incidental to the recovery of such moneys, and the balance shall be applied as follows:

FIRST, in payment of any hire or other moneys whatsoever due and owing to the Head-Charterers under this Sub-Charter up to the date of receipt of such proceeds;
SECOND, in the case of a Total Loss to the Head-Charterers in such amount as shall be required to ensure that the Head-Charterers have received, taking into account any amount received by the Head-Charterers under Clause 48.5 an amount equal to the aggregate of:
(a)	the Call Option Sum which would be applicable had the Call Option been exercised on the date of such Total Loss;

(b)	any costs payable by the Head-Charterers to the Approved Mortgagee;

(c)	all other moneys, whether of hire or otherwise, then due and owing under any other provisions of this Sub-Charter.
THIRD, the balance shall be released to the Sub-Charterers or to any other person who shall be entitled thereto;
PROVIDED ALWAYS that in the event that such proceeds are insufficient to satisfy the amounts specified in FIRST and SECOND above the Sub-Charterers shall forthwith on the Head-Charterers’ demand pay the shortfall to the Head-Charterers, and PROVIDED FURTHER that the Head-Charterers shall out of such proceeds apply such sum in payment to the Owners or the Approved Mortgagee as shall be required to discharge the Approved Mortgage.
48.9	The Head-Charterers shall, upon the request of the Sub-Charterers, but subject to the consent (if required) of the Approved Mortgagee being obtained, promptly execute and deliver such documents as may be required to enable the Sub-Charterers to abandon the Vessel to the insurers and to claim a constructive total loss.

49.	TITLE AND ENCUMBRANCES

49.1	The Sub-Charterers shall take all steps which may be reasonably necessary to safeguard the title and rights of the Owners, the Head-Charterers and the Approved Mortgagee in the Vessel as notified to the Sub-Charterers and in particular (but without limitation):

49.1.1	will place, and at all times and places retain a properly certified copy of this Sub-Charter, and of the Approved Mortgage, on board the Vessel with her papers, cause each such certified copy and such papers to be exhibited to any and all persons having business with the Vessel which might give rise to any lien on it, other than liens for crew’s wages and salvage, and to any representative of the Head-Charterers and the Approved Mortgagee;

49.1.2	will promptly pay and discharge or secure all debts, damages and liabilities whatsoever which the Sub-Charterers shall have been called upon to pay, discharge or secure and which have given, or may give, rise to maritime or possessory liens on or claims enforceable against the Vessel, and in the event of arrest of the Vessel pursuant to legal process, or in the event of her detention in exercise or purported exercise of any such lien as aforesaid, to procure the release of the Vessel from such arrest or detention forthwith upon receiving notice of the same by providing bail or otherwise as the circumstances may require;

49.1.3	will not pledge the credit of the Head-Charterers for any maintenance, service, repairs, drydocking or modifications and upgrades to the Vessel or for any other purpose whatsoever;

49.1.4	will not sell or hypothecate or purport to sell or hypothecate or execute a bill of sale of the Vessel or any interest therein or create or suffer to exist any Encumbrance (save for a Permitted Encumbrance) over the Vessel;

49.1.5	will not do or permit to be done any act or thing which might jeopardise the rights of the Head-Charterers or the Approved Mortgagee in the Vessel and will not omit to do or permit to be omitted to be done any act or thing which if not done might jeopardise or prejudice the rights of the Head-Charterers or the Approved Mortgagee in the Vessel;

49.1.6	will not do anything which may result in the Vessel being confiscated, seized, requisitioned, taken in execution, impounded or otherwise taken from the possession of the Sub-Charterers and in the event of any such confiscation, requisition, seizure, impounding or taking, the Sub-Charterers will use their best endeavours to procure an immediate release of the Vessel therefrom; and

49.1.7	will duly pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges levied upon the Vessel prior to the date on which penalties are attached thereto, except to the extent that such may be contested in good faith.

50.	FINANCIAL COVENANTS

50.1	For the purposes of this Clause 50 the following expressions shall have the following meanings:

“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

“Cash” means free and available negotiable money, orders, cheques and bank balances and deposits but to exclude (a) any cash that is specifically blocked and charged and (b) cash standing to the credit of any blocked account and charged to the Approved Mortgagee;

“Cash Equivalent Investments” means at any time:
(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by a bank or financial institution acceptable to the Approved Mortgagee;

(b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security; or

(c)	any other debt security approved by the Approved Mortgagee,
in each case, to which the Sub-Charterers’ Guarantor’s Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Sub-Charterers’ Guarantor Group or subject to any Encumbrance (other than one arising under the Security Documents).
“Current Assets” means, at any time in respect of the Sub-Charterers’ Guarantor’s Group, the amount of current assets in a consolidated balance sheet of the Sub-Charterers’ Guarantor’s Group in accordance with US GAAP drawn up at such time together with such amount of Cash and Cash Equivalent Investments forming part of the Minimum Liquidity and/or any retention amount (but always excluding any current assets arising from Derivative Financial Instruments) which may be disregarded from the current assets in a consolidated balance sheet of the Sub-Charterers’ Guarantor’s Group;
“Current Liabilities” means, at any time in respect of the Sub-Charterers’ Guarantor’s Group, the amount of current liabilities of the Sub-Charterers’ Guarantor’s Group on a consolidated basis which would be included as current liabilities in the consolidated balance sheet of the Sub-Charterers’ Guarantor’s Group in accordance with US GAAP drawn up at such time excluding Deferred Revenue and all current liabilities arising from Derivative Financial Instruments;
“Deferred Revenue” means at any time in respect of the Sub-Charterers’ Guarantor’s Group, that liability calculated at the time an existing Time Charter(s) or other employment arrangement is assumed, by discounting at the Sub-Charterers’ Guarantor’s Group’s weighted average cost of capital, the difference between the market charter rate for an equivalent vessel and the assumed charter rate (as set out in the then latest financial statements delivered to the Approved Mortgagee pursuant to this Clause 50), which liability is recorded as deferred revenue and amortised to revenue over the remaining period of such Time Charter(s) or other employment arrangement;
“Derivative Financial Instruments” means at any time in respect of the Sub-Charterers’ Guarantor’s Group the fair value of any transaction entered into under a master swap agreements and the fair value of any other derivative financial instruments appearing under this heading (and previously approved by the Approved Mortgagee) in the consolidated financial statements of the Sub-Charterers’ Guarantor’s Group provided by the Sub-Charterers to the Approved Mortgagee in accordance with the provisions of this Clause 50 or otherwise and in the event of the Sub-Charterers changing the form or substance of the financial statements (always in accordance with GAAP) provided by the Sub-Charterers to the Approved Mortgagee so that Derivative Financial Instruments no longer appears as a heading and/or such Derivative Financial Instruments are otherwise accounted for, the determination of what constitutes Derivative Financial Instruments shall be made by the Approved Mortgagee acting reasonably;
“EBITDA” means, in respect of any period, the consolidated profit on ordinary activities of the Sub-Charterers’ Guarantor’s Group before Taxation for such period:
(a)	adjusted to exclude Interest Receivable and Interest Payable and other similar income or costs to the extent not already excluded;

(b)	adjusted to exclude any gain or loss realised on the disposal of fixed assets (whether tangible or intangible);

(c)	after adding back depreciation and amortisation;

(d)	adjusted to exclude any exceptional or extraordinary costs or income;

(e)	after deducting any profit arising out of the release of any provisions against a liability or charge (excluding in this context the release of any provisions against liabilities or charges relating to exceptional or extraordinary items);
“Equity Ratio” means the ratio of Total Shareholder’s Equity to Total Assets of the Sub-Charterers’ Guarantor’s Group;
“Finance Lease” means any lease under which a member of the Sub-Charterers’ Guarantor’s Group is the lessee which is or should be treated as a finance lease under US GAAP (and includes any hire purchase contract or other arrangement which is similarly treated);

“Financial Quarter” means each period of approximately three (3) months commencing on the day after a Financial Quarter Day and ending on the next following Financial Quarter Day;
“Financial Quarter Day” means 31 March, 30 June, 30 September and 31 December in any year;
“Financial Year” means the annual accounting period of the Sub-Charterers’ Guarantor’s Group ending on 31 December in each year;
“Fleet Book Value” means, at the end of a Relevant Period, the aggregate book value of the Sub-Charterers’ Guarantor’s Group’s owned fleet less depreciation as stated in the most recent financial statements delivered pursuant to this Clause 50;
“Fleet Market Value” means, at the date of calculation, the aggregate of the fair market value of the Sub-Charterers’ Guarantor’s Group’s owned fleet as determined by the Approved Mortgagee;
“Interest” means, in respect of any specified Borrowed Money, all continuing regular or periodic costs, charges and expenses incurred in effecting, servicing or maintaining such Borrowed Money including:
(a)	gross interest, commitment fees, discount and acceptance fees and guarantee, fronting and ancillary facility fees payable or incurred on any form of such Borrowed Money;

(b)	repayment and prepayment premiums payable or incurred in repaying or prepaying such Borrowed Money; and

(c)	the interest element of Finance Leases,
but excluding, in respect of such Borrowed Money, agency and arrangement fees or other up-front fees;
“Interest Expense” means, in respect of the Relevant Period, the aggregate (calculated on a consolidated basis) of:
(a)	the amounts charged and posted (or estimated to be charged and posted) as a current accrual accrued during such period in respect of members of the Sub-Charterers’ Guarantor’s Group by way of Interest on all Borrowed Money, but excluding any amount accruing as interest in-kind (and not as cash pay) to the extent capitalised as principal during such period; and

(b)	net payments in relation to interest rate or currency hedging arrangements in respect of Borrowed Money (after deducting net income in relation to such interest rate or currency hedging arrangements);

“Interest Receivable” means, in respect of any period, the amount of Interest accrued on cash balances of the Sub-Charterers’ Guarantor’s Group (including the amount of interest accrued on the earnings accounts of the Sub-Charterers as the case may be, to the extent that the account holder is entitled to receive such interest) during such period;
“Minimum Liquidity” means, at any time in respect of the Sub-Charterers’ Guarantor’s Group, the minimum amount of Cash and Cash Equivalent Investments for a Financial Quarter equal to five percent (5%) of Total Debt at any time;
“Related Company” of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;
“Relevant Period” means each rolling period of twelve (12) months ending on a Financial Quarter;
“Sub-Charterers’ Guarantor’s Group” means the Sub-Charterers’ Guarantor and its Related Companies;
“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;
“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;
“Total Assets” means, at any time in respect of the Sub-Charterers’ Guarantor’s Group, the amount of total assets of the Sub-Charterers’ Guarantor’s Group on a consolidated basis which would be included as total assets adjusted for the difference between Fleet Market Value and Fleet Book Value and in a consolidated balance sheet of the Sub-Charterers’ Guarantor’s Group in accordance with US GAAP drawn up at such time;
“Total Debt” means, at any time, the aggregate outstanding principal, capital or nominal amount of all Borrowed Money of the Sub-Charterers’ Guarantor’s Group calculated on a consolidated basis at that time;
“Total Shareholder’s Equity” means, at any time in respect of the Sub-Charterers’ Guarantor’s Group, the amount of shareholders equity of the Sub-Charterers’ Guarantor’s Group on a consolidated basis which would be included as shareholders equity in the consolidated balance sheet of the Sub-Charterers’ Guarantor’s Group in accordance with US GAAP drawn up at such time;

“US GAAP” means, generally accepted accounting principles in the United States of America;
“Working Capital” means, Current Assets less Current Liabilities (excluding, at any given time, (a) the current portion of long term debt maturing within twelve (12) months and (b) non-cash current liabilities of the Sub-Charterers’ Guarantor’s Group on a consolidated basis which would be included as non cash liabilities in the consolidated balance sheet of the Sub-Charterers’ Guarantor’s Group in accordance with US GAAP drawn up at such time, in relation to Deferred Revenue)
50.2	The Sub-Charterer undertakes with each of the Head-Charterer and the Approved Mortgagee that, during the Charter Period, it will:

50.2.1	maintain an Equity Ratio of not less than: (i) twenty-five percent (25%) from the Financial Quarter Day ending on 30 September 2010 until the Financial Quarter Day ending on 30 June 2013; and (ii) thirty percent (30%) from the Financial Quarter Day ending on 30 June 2013 onwards;

50.2.2	maintain on a consolidated basis the Minimum Liquidity;

50.2.3	maintain on a consolidated basis on each Financial Quarter Day during the Charter Period a Working Capital of not less than zero Dollars ($0);

50.2.4	maintain a ratio of EBITDA to Interest Expense on a trailing four (4) Financial Quarter basis of not less than: (i) 2.00 to 1.00 from the Financial Quarter Day ending on 30 September 2010 until the Financial Quarter Day ending on 30 June 2013; and (i) 2.50 to 1.00 from the Financial Quarter Day ending on 30 June 2013 onwards;

50.2.5	prepare consolidated financial statements of the Sub-Charterers’ Guarantor in accordance with US GAAP consistently applied in respect of each Financial Year and cause the same to be reported on by its auditors and prepare unaudited consolidated financial statements for the Sub-Charterers’ Guarantor in respect of each Financial Quarter on the same basis as the annual statements and deliver as one copy of the same to the Approved Mortgagee as soon as practicable but not later than one hundred and eighty (180) days (in the case of audited financial statements) or ninety (90) days (in the case of unaudited financial statements) after the end of the financial period to which they relate.

50.3	The covenants in this Clause 50 shall be tested each Financial Quarter.

51.	HEAD-CHARTERERS’ RIGHTS TO REMEDY DEFAULTS

51.1	If at any time the Sub-Charterers shall fail to comply with any of the provisions of Clause 47, then (without prejudice to the right of the Head-Charterers to treat that non-compliance as a Termination Event) the Head-Charterers shall be at liberty, but not under any obligation, either (a) to procure such insurance and/or entries on a war risks association or protection and indemnity risks association and/or associations and to pay any outstanding premiums (as the case may be) in accordance with such provisions (at the Sub-Charterers’ expense), or (b) at any time whilst such failure is continuing to require the Vessel to remain in port, or (as the case may be) to proceed to and remain at a port or other place designated by the Head-Charterers, until such time as such provisions are fully complied with. If the Head-Charterers intend to exercise any right conferred to them by this Clause 51.1, they shall inform the Sub-Charterers thereof.
51.2	If the Sub-Charterers fail to comply with any of the provisions of Clause 10, 44 or 45 the Head-Charterers may, without being in any way obliged so to do, or responsible for so doing, and without prejudice to the right of the Head-Charterers to treat that non-compliance as a Termination Event, arrange for the carrying out of such repairs, changes or surveys as they may deem expedient or necessary in order to procure the compliance with such provisions.

51.3	If the Sub-Charterers fail to comply with any of the provisions of Clauses 49 or 52 the Head-Charterers may, without being in any way obliged so to do, or responsible for so doing, and without prejudice to the right of the Head-Charterers to treat that non-compliance as a Termination Event, pay and discharge all such debts, damages, liabilities and outgoings as are therein mentioned and/or take any such measures as they may deem expedient or necessary for the purpose of securing the release of the Vessel in order to procure the compliance with such provisions.

51.4	If the Sub-Charterers fail to comply with any of their other obligations under this Sub-Charter, the Head-Charterers may, without being in any way obliged to do so or responsible for so doing, and without prejudice to the right of the Head-Charterers to treat that non-compliance as a Termination Event, take such action as they may deem expedient or necessary in order to procure the compliance with such provisions.

51.5	Without prejudice to Clauses 52 and 53 all documented claims, costs, damages or expenses (including without limitation, taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Head-Charterers in connection with the exercise by the Head-Charterers of any of their powers under this Clause 51 together with any Additional Amount or any unpaid sum in respect of all such claims, costs, damages or expenses from the date on which same were suffered, incurred or paid by the Head-Charterers until the date of receipt or recovery thereof (both before and after any relevant judgment), calculated in accordance with Clause 40.7, which shall be payable by the Sub-Charterers to the Head-Charterers on demand.

51.6	Notwithstanding any exercise by the Head-Charterers of any of the rights and powers contained in this Clause 51, charter hire shall continue to accrue and be payable by the Sub-Charterers during the period of such exercise.

52.	COSTS AND INDEMNITY

52.1	The Sub-Charterers agree at all times during the Charter Period to indemnify and keep indemnified the Head-Charterers against:

52.1.1	any costs, charges or expenses which the Sub-Charterers have agreed to pay under this Sub-Charter and which shall be claimed or assessed against or paid by the Head-Charterers;

52.1.2	all documented claims, costs, damages or expenses suffered or incurred by the Head-Charterers (otherwise than arising from the wilful misconduct or gross negligence of the Head-Charterers):
(a)	which result directly or indirectly from claims which may at any time be made on the ground that any design, article or material of or in the Vessel or the operation or use thereof constitutes or is alleged to constitute an infringement of patent or copyright or registered design or other intellectual property right or other right whatsoever;

(b)	in preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Vessel, or in securing the release of the Vessel therefrom;

(c)	in relation to or which result from breach by the Sub-Charterers of any representation, warranty, covenant, agreement, condition or stipulation contained in this Sub-Charter;

(d)	in relation to the preservation or enforcement or attempted enforcement of any rights conferred upon the Head-Charterers by this Sub-Charter following the occurrence of any Termination Event or other breach by the Sub-Charterers of the terms of this Sub-Charter;

(e)	in consequence of the Vessel becoming a wreck or obstruction to navigation;
52.1.3	any loss, damage or expense incurred by the Head-Charterers as a direct consequence of any arrest or detention of the Vessel by reason of a claim or claims for which the Sub-Charterers are directly responsible or as a consequence of any alleged violation of any convention (including, but not limited to, MARPOL) and the Sub-Charterer shall take all reasonable steps to secure that within a reasonable time the Vessel is released, by providing bail or otherwise as the circumstances may require; and

52.1.4	the occurrence of a Termination Event.

The indemnity contained in this Clause 52 shall extend to all amounts payable by the Head-Charterers to the Approved Mortgagee by way of breakage costs as a result of, and any other costs and expenses arising from any of the defaults or events specified above.

52.2	The following shall apply if any amount received or recovered by the Head-Charterers in respect of any moneys or liabilities due, owing or incurred by the Sub-Charterers to the Head-Charterers (whether as a result of any judgment or order of any court or in the bankruptcy, administration, reorganisation, liquidation or dissolution of the Sub-Charterers, or by way of damages or any breach of any obligation to make any payment to the Head-Charterers) is received in a currency (the “Currency of Payment”) other than Dollars in whatever circumstances and for whatever reason:

52.2.1	such receipt or recovery shall only constitute a discharge to the Sub-Charterers to the extent of the amount in Dollars (the “Dollar Equivalent Receipt”) which the Head-Charterers are able or would have been able, on the date or dates of receipt by them of such payment or payments in the Currency of Payment (or, in the case of any such date which is not a Banking Day, on the next succeeding Banking Day), to purchase in the foreign exchange market of their choice with the amount or amounts so received in the Currency of Payment.

52.2.2	if the Dollar Equivalent Receipt falls short of the amount originally due to the Head-Charterers hereunder, the Sub-Charterers shall indemnify the Head-Charterers against any documented costs or expenses incurred or arising as a result by paying to the Head-Charterers that amount in Dollars certified by the Head-Charterers as necessary to so indemnify the Head-Charterers;

52.2.3	this indemnity shall constitute a separate and independent obligation from the other obligations contained in this Sub-Charter, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Head-Charterers from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any such judgment or order; and

52.2.4	the certificate of the Head-Charterers as to the documented amount of any such costs and expenses aforesaid (which shall be deemed to constitute a loss suffered by the Head-Charterers) shall (save in the case of manifest error) for all purposes be conclusive and binding on the Sub-Charterers.

52.3	The indemnities contained in this Clause 52, and each of the other indemnities contained in this Sub-Charter in favour of the Head-Charterers, shall survive any termination or other ending of the Charter Period and any breach of, or repudiation or alleged repudiation by, the Head-Charterers or the Sub-Charterers of this Sub-Charter PROVIDED that, save where a Sub-Charterers’ Termination Event has occurred, any claim under such indemnities must be made within twelve (12) months of the Head-Charterers becoming aware of the matters giving rise to such claim.

52.4	All moneys payable by the Sub-Charterers under this Clause 52 shall be paid on demand.

53.	TERMINATION

53.1	Each of the following events shall be a Termination Event for the purposes of this Sub-Charter:

53.1.1	if the Sub-Charterers fail to make any payment of hire or other moneys due under this Sub-Charter on its due date, or, in respect of moneys payable on demand (unless otherwise specifically provided) forthwith upon such demand being made and has not remedied such failure within three Banking Days of receipt of notice from the Head-Charterers of such failure;

53.1.2	if the Sub-Charterers are in breach of any one or more of the provisions of this Sub-Charter relating to the Insurances;

53.1.3	if the Sub-Charterers fail to observe or perform any provision of this Sub-Charter (including, without limitation, any Financial Covenant or General Undertaking) other than those referred to in Clauses 53.1.1 and 53.1.2, and, in the reasonable opinion of the Head-Charterers, such default is either not remediable or, in the case of any such default which the Head-Charterers consider capable of remedy, is not remedied to the Head-Charterers’ entire satisfaction within seven (7) Banking Days after the Head-Charterers, by written notice to the Sub-Charterers, require the same to be remedied;

53.1.4	if any licence, approval, consent, authorisation or registration at any time necessary for the validity, enforceability or admissibility in evidence of this Sub-Charter, or for the Sub-Charterers to comply with their obligations thereunder, or in connection with the chartering and operation of the Vessel, is revoked, withheld or expires, or is modified in what the Head-Charterers consider a material respect;

53.1.5	if a petition is filed or an order made, (and the Sub-Charterers or the Sub-Charterers’ Guarantor or the Manager shall not within twenty one (21) days thereafter have entered a bona fide appeal as a consequence of which such order is stayed) or an effective resolution passed, for the compulsory or voluntary winding-up or dissolution of the Sub-Charterers, the Sub-Charterers’ Guarantor or the Manager (other than for the purposes of amalgamation or reconstruction in respect of which the prior written consent of the Head-Charterers have been obtained, such consent not to be unreasonably withheld) or any step analogous thereto is begun in any jurisdiction in relation to the Sub-Charterers, the Sub-Charterers’ Guarantor or the Manager, or if the Sub-Charterers, the Sub-Charterers Guarantor or the Manager suspends payment of, or is unable to or admits inability to pay, their debts as they fall due or make any special arrangement or composition with their creditors generally or any class of their creditors;
53.1.6	if an administrator, administrative receiver, receiver or trustee or similar official is appointed of the whole, or a material part, of the property, assets or undertaking of the Sub-Charterers, the Sub-Charterers Guarantor or the Manager, or if the Sub-Charterers, the Sub-Charterers’ Guarantor or the Manager applies for, or consent to, any such appointment or any event occurs or proceeding is taken in any jurisdiction which has an effect equivalent or similar thereto;

53.1.7	if an encumbrancer takes possession of, or distress or execution is levied upon, the whole, or a material part, of the property, assets or undertaking of the Sub-Charterers;

53.1.8	if any of the Sub-Charterers, the Sub-Charterers’ Guarantor or the Manager cease, or threaten to cease, to carry on their business, or (without the prior written consent of the Head-Charterers, which shall not be unreasonably withheld) disposes or threatens to dispose of the whole, or a substantial part, of their property, assets or undertaking;

53.1.9	if any representation or warranty made or at any time deemed to be made in this Sub-Charter, or in any certificate or statement in writing delivered or made in connection with this Sub-Charter or in any certificate or statement in writing delivered or made in the negotiations leading up to the conclusion of this Sub-Charter is, incorrect in any material adverse respect, as if such representation or warranty were made as of such time and the same shall not be rectified within 14 days thereafter;

53.1.10	if an event of default occurs in relation to any obligation in respect of indebtedness of the Sub-Charterers the amount of which exceeds five hundred thousand United States Dollars (US$500,000);

53.1.11	if it becomes impossible or unlawful for the Sub-Charterers in any material respect to fulfil any of their obligations under this Sub-Charter or for the Head-Charterers to exercise any of the rights vested in them by this Sub-Charter, or this Sub-Charter for any reason becomes invalid or unenforceable or cease to be in full force and effect or the Sub-Charterers repudiate or threaten to repudiate this Sub-Charter;

53.1.12	if the Vessel loses her classification status, or loss of classification status is threatened and remedial action is not initiated by the Sub-Charterers within seven (7) days;

53.1.13	if the Vessel becomes a Total Loss and the Head-Charterers do not receive, within the time specified in Clause 48.5, a net amount equal to the aggregate of

(i) the minimum insured value applicable as at the date of the Total Loss and (ii) all other sums (if any) payable by the Sub-Charterers hereunder;
53.1.14	if a Termination Event (as defined in each Transaction Sub-Charter) occurs pursuant to or in accordance with the terms of any of the Transaction Sub-Charters or it becomes impossible or unlawful for any of the Transaction Sub-Charterers to fulfil any of their obligations under the Transaction Sub-Charters;

53.1.15	if it becomes impossible or unlawful for the Sub-Charterers’ Guarantor in any material respect to fulfil any of its obligations under the Sub-Charterers’ Guarantee or for the Head-Charterers to exercise any of the rights vested in them by the Sub-Charterers’ Guarantee, or the Sub-Charterers’ Guarantee for any reason becomes invalid or unenforceable or cease to be in full force and effect or the Sub-Charterers’ Guarantor repudiate or threaten to repudiate the Sub-Charterers’ Guarantee;

53.1.16	if anything is done or suffered or omitted to be done by the Sub-Charterers which, in the reasonable opinion of the Head-Charterers or the Approved Mortgagee, may imperil the registration of the Vessel or of any Security Documents, the Approved Mortgage or any other security constituted by the Approved Mortgage and if in the opinion of the Head-Charterers it will not adversely affect the Head-Charterers, or the security of the Approved Mortgage, it is remedied before the expiry of notice from the Head-Charterers requiring the same to be remedied;

53.1.17	if the Manager ceases, without the Head-Charterers approval, to be the managers of the Vessel;

53.1.18	there is a Material Adverse Effect; or

53.1.19	if the Vessel is detained under any arrest (which for the purpose of this Clause 53.1.19 means any arrest (whether or not registered), attachment, detention, restraint, impounding or seizure under any distress, execution or other process not attributable to any act or default of the Owners or the Head-Charterers or is impounded and is not released within fourteen (14) days.

53.2	The Sub-Charterers undertake promptly to advise the Head-Charterers of the occurrence of any Termination Event and of the steps (if any) which are being taken to remedy it.

54.	HEAD CHARTERERS’ RIGHTS ON TERMINATION EVENT

54.1	A Termination Event shall constitute (as the case may be) either a repudiatory breach of, or breach of condition by the Sub-Charterers under this Sub-Charter or an agreed terminating event the occurrence of which will (in any such case) entitle the Head-Charterers thereupon and at any time thereafter, so long as the same has not been remedied, to take any one or more of the actions specified in Clauses 54.2 to 54.5 inclusive.
54.2	The Head-Charterers may:

54.2.1	proceed by appropriate court action or actions to enforce performance of this Sub-Charter and/or to recover damages for the breach thereof; and/or

54.2.2	take any and all such action as they may consider necessary or desirable to cure any such Termination Event. If the Head-Charterers thereby incur any expenditure or liability in curing the same, or otherwise incur any expenditure or liability in respect of the Vessel which should have been incurred by the Sub-Charterers, the Head-Charterers shall be entitled (without prejudice to their other rights hereunder) to recover such expenditure, or an amount equal to such liability, from the Sub-Charterers together with any Additional Amount (as well after as before judgment) calculated in accordance with the provisions of Clause 40.7 from the date such expenditure or liability suffered or incurred by the Head-Charterers until the date of receipt of payment thereof by the Head-Charterers.

54.3	The Head-Charterers may at their option, by notice to the Sub-Charterers, declare the Sub-Charterers to be in default and terminate the letting and hiring of the Vessel under this Sub-Charter and withdraw the Vessel from the service of the Sub-Charterers either immediately or on such date as the Head-Charterers may specify, in which event:

54.3.1	the Vessel shall no longer be in the possession of the Sub-Charterers with the consent of the Head-Charterers;

54.3.2	the Sub-Charterers shall, at the Sub-Charterers’ expense, redeliver the Vessel or cause the Vessel to be redelivered to the Head-Charterers with all reasonable dispatch in the manner and in the condition required by this Sub-Charter, and the provisions of Clause 15 permitting the Sub-Charterers to have the use of the Vessel for the relevant additional period specified in that Clause in the circumstances mentioned in that Clause shall take effect subject to the Sub-Charterers’ obligation under this Clause 54.3.2 to redeliver the Vessel with all reasonable despatch;

54.3.3	without prejudice to the Sub-Charterers’ obligation under Clause 54.3.2 above, the Head-Charterers shall be entitled, without legal process (or any obligation to institute legal process), to retake the Vessel (wherever she may be) together with all outfit, machinery, equipment, spare parts, appliances, furniture, fittings, furnishings, consumable stores, unused lubricating oils and bunkers on board the Vessel irrespective of whether the Sub-Charterers, any further sub-charterer or any other person/s are in possession of the Vessel, and for that purpose the Head-Charterers or their agent may enter upon any dock, pier or other premises where the Vessel may be, and the Sub-Charterers agree to indemnify the Head-

Charterers for any liability, damages, costs or expenses whatsoever caused or incurred thereby.

54.4	Following the redelivery or retaking of possession of the Vessel, the Head-Charterers may sell the Vessel by public or private sale, in which case the Head-Charterers shall apply the proceeds of sale in or towards payment to the Approved Mortgagee of such sum as shall be required to discharge the Approved Mortgage, or otherwise dispose of, hold, use, operate, charter to others or keep idle the Vessel, as the Head-Charterers in their sole discretion may determine, all free and clear of any rights of the Sub-Charterers and without any duty to account to the Sub-Charterers with respect to such action or inaction or for any proceeds with respect thereto.

54.5	The Head-Charterers may recover the amounts specified in this Clause 54, without prejudice to the Head-Charterers’ rights to claim damages and/or to exercise any other right or remedy to which the Head-Charterers may be entitled to under this Sub-Charter or at law, in equity or otherwise as a consequence of the occurrence of a Termination Event.

54.6	Termination of the chartering of the Vessel and/or repossession of the Vessel by the Head-Charterers shall not relieve the Sub-Charterers from any of their obligations under this Sub-Charter and the Sub-Charterers shall continue to comply with their obligations under this Sub-Charter until such time as the Head-Charterers has unconditionally received all amounts payable by the Sub-Charterers under Clause 55.

55.	TERMINATION PAYMENTS

55.1	Following termination of the chartering of the Vessel hereunder pursuant to Clause 54.3 or after any repudiation of this Sub-Charter by the Sub-Charterers which is accepted by the Head-Charterers, whether or not amounting to a Termination Event, the Sub-Charterers shall be and become obliged to pay to the Head-Charterers the following amounts:

55.1.1	forthwith upon such termination all arrears of hire which are due and payable under Clause 40 before the date of termination of the chartering of the Vessel hereunder and all other moneys then payable to the Head-Charterers, together, with an Additional Amount (as well after as before judgement) in respect thereof calculated in accordance with Clause 40.7 from the date on which such hire or other sums fell due for payment to the date of payment;

55.1.2	on demand all documented costs and expenses of and in connection with or arising out of the retaking of possession of the Vessel by the Head-Charterers or redelivery of the Vessel to the Head-Charterers pursuant to this Sub-Charter including (without limitation), if a Termination Event has occurred, all costs and expenses suffered or incurred in moving, storing, laying up, insuring and maintaining, the Vessel and in carrying out any works or modifications required so as to enable the Vessel to comply with the requirements of Clause 14, together with any Additional Amount calculated in accordance with the provisions of Clause 40.7;

55.1.3	on demand all other documented costs, damages, expenses (including without limitation breakage and other costs incurred by the Owners under its financing arrangements with the Approved Mortgagee that result from any prepayment following termination being made other than on the date scheduled by such financing arrangements or from any default thereunder arising from such termination, and any legal fees and expenses on a full indemnity basis) of whatsoever nature suffered or incurred by the Owners as a result of such termination or repudiation, together with, if a Termination Event has occurred, any Additional Amount in respect thereof calculated in accordance with the provisions of Clause 40.7;

55.1.4	on demand all other documented costs, damages, expenses arising from such termination, and any legal fees and expenses on a full indemnity basis of whatsoever nature suffered or incurred by the Head-Charterers as a result of such termination or repudiation, together with any Additional Amount calculated in accordance with the provisions of Clause 40.7; and

55.1.5	on demand effect the Call Option pursuant to the terms of the Acquisition Agreement and pay the amount due thereunder, provided however that if for any reason whatsoever the Sub-Charterers fail to effect the Call Option on demand by the Head-Charterers, the Sub-Charterers shall pay to the Head-Charterers a sum equal to the Call Option Sum which would be payable if the Call Option had been exercised at the time of such demand.

55.2	The Sub-Charterers will be entitled in accordance with the terms of the Acquisition Agreement, by notice in writing to the Owners and the Head-Charterers, should the Head-Charterers make a demand on the Sub-Charterers under Clause 55.1.5, to require the Owners and the Head-Charterers to transfer title to the Vessel to the Sub-Charterers or to a company nominated by them, upon, or at any time after, payment by the Sub-Charterers to the Head-Charterers of the sum set out in Clause 55.1.5 and all other sums (if any) payable under Clauses 55.1.1, 55.1.2, 55.1.3, 55.1.4 and any other provision of this Sub-Charter. Such transfer will be on the basis that the Owners and the Head-Charterers make no condition, term, representation or warranty, express or implied (and whether statutory or otherwise) with respect to the Vessel, and the transfer will be strictly on as “as is/where is” basis, free from the Approved Mortgage and any other Encumbrance (save for Permitted Encumbrances) created as a result of any act or omission of the Owners or the Head Charterers.

56.	APPROVED MORTGAGEE

56.1	The Sub-Charterers hereby acknowledge that the Owners intend to obtain a loan from Marfin Egnatia Bank S.A. of Greece (referred to in this Sub-Charter as the “Approved Mortgagee” to enable the Owners to finance or refinance the purchase of the Vessel and enter into the Head-Charter.

56.2	It is noted and agreed that the said loan will be secured by, inter alia, a mortgage and as the case may be collateral deed or deeds of covenant over the Vessel (referred to in this Sub-Charter as an “Approved Mortgage”), and an assignment or assignments of all the Owners and the Head-Charterers’ rights in the Insurances, earnings and the proceeds of any requisition of the Vessel and of the benefit of this Sub-Charter.

56.3	The Sub-Charterers hereby confirm their agreement to the provision by the Head-Charterers of the securities referred to in Clause 56.2 and undertake, at the request of the Owners and/or the Head-Charterers and (with respect to the Sub-Charterers’ own costs, including legal costs) at the Sub-Charterers’ expense, to execute all such documents and instruments and to do all such acts and things as the Approved Mortgagee may reasonably require to create and perfect, or otherwise in relation to, such security, and hereby acknowledges that their rights as Sub-Charterers of the Vessel shall in all respects be subordinate to the rights of the Approved Mortgagee. Without limitation, the Sub-Charterers will on request by the Head-Charterers additionally assign all their rights in the obligatory Insurances and the freights, hires or other earnings of the Vessel to the Head-Charterers, or to the Approved Mortgagee as assignee of the Head-Charterers’ rights under this Sub-Charter, as the Approved Mortgagee may require, as security for the performance by the Sub-Charterers of their obligations under this Sub-Charter and the Time Charter.

57.	QUIET ENJOYMENT

57.1	If the Vessel is arrested or otherwise detained by reason of claims or liens arising out of her operation hereunder by the Sub-Charterers, the Sub-Charterers shall take all reasonable steps to secure that within a reasonable time the release of the Vessel, by providing bail or otherwise as the circumstances may require.

57.2	The Head-Charterers’ hereby covenant and undertake that, so long as no Termination Event shall have occurred and be continuing, in consequence whereof the Head-Charterers have duly given notice to withdraw the Vessel and terminate this Sub-Charter as provided in this Sub-Charter, the Head-Charterers shall not, and shall procure that no person for whose acts or omissions the Head-Charterers, are responsible, including any mortgagee of the Vessel, shall, disturb or interfere with quiet and peaceful use, possession and enjoyment of the Vessel by the Sub-Charterers subject to and upon the terms of this Sub-Charter or any sub-charterer.

57.3	The Head-Charterers shall not without the Sub-Charterers’ prior written consent create which shall not be unreasonably withheld or delayed or suffer to exist any Encumbrance over the Vessel other than an Approved Mortgage, subject always to the provisions of this Sub-Charter.

57.4	If the Vessel is arrested or otherwise detained by reason of a claim or claims for which the Owners or the Head-Charterers are directly responsible, the Owners and the Head-Charterers shall take all reasonable steps to secure that within a reasonable time the Vessel is released, by providing bail or otherwise as the circumstances may require. In such circumstances, the Head-Charterers shall indemnify the Sub-Charterers against any loss, damage or expense incurred by the Sub-Charterers (including hire paid under this Sub-Charter) as a direct consequence of such arrest or detention.

58.	SALVAGE

All salvage and towage and all proceeds from derelicts shall be for the Sub-Charterers’ benefit and the cost of repairing damage or discharging liabilities occasioned thereby shall be borne by the Sub-Charterers.

59.	GENERAL AVERAGE

59.1	General Average, if any, shall be adjusted according to the York-Antwerp Rules 2004 or any subsequent modification thereof current at the time of the casualty. The hire shall not contribute to General Average. If for any reason the hull and machinery insurance will not contribute to the General Average, then any liability shall be for the Sub-Charterers’ account and not the Head-Charterers’ and/or the Owners’ account.

59.2	The Sub-Charterers hereby undertake to pay any salvor’s award not paid by the Vessel’s insurers due to gross negligence or wilful misconduct of the Sub-Charterers and/or the Manager.

60.	BILLS OF LADING

The Sub-Charterers are to procure that all bills of lading issued for carriage of goods under this Sub-Charter shall contain a Paramount Clause incorporating any legislation relating to the carrier’s liability for cargo compulsorily applicable in the trade. If no such legislation exists, the bills of lading shall incorporate the English Carriage of Goods by Sea Act 1971 (or as the same may be amended or replaced). The bills of lading shall also contain the amended New Jason Clause and the Both-to-Blame Collision Clause.

61.	REDELIVERY

If on redelivery of the Vessel the requirements of this Charter relating to the condition of the Vessel shall not have been satisfied, the Head-Charterers shall be entitled to carry out such works or repairs to the Vessel, and otherwise take such actions, as shall be necessary to cause such requirements to be satisfied and shall be entitled to recover from the Sub-Charterers on demand the costs (if any) so incurred.
62.	ASSIGNMENT AND TRANSFER OF TITLE TO VESSEL

62.1	The Head-Charterers shall not assign all or any of their rights and benefits under this Sub-Charter or any part thereof and/or to transfer title in the Vessel to any person or persons without the prior written consent of the Sub-Charterers, such consent not to be unreasonably withheld, conditioned or delayed, provided that such consent shall not be required in the case of an assignment of this Sub-Charter or transfer of title in the Vessel (with the benefit and burden of this Sub-Charter) to the Approved Mortgagee.

62.2	The Sub-Charterers agree and undertake to enter into such usual documents (including, without limitation, novation agreements and any documents supplemental thereto) as the Head-Charterers shall reasonably require to complete or perfect the transfer of the Vessel (with the benefit and burden of this Sub-Charter) pursuant to Clause 62.1.

63.	NOTICES

63.1	Every notice or demand under this Sub-Charter shall be in the English language and in writing and may be given or made by letter, e-mail or fax.

63.2	Any accounts, demand, consent, record, election or notice required or permitted to be given hereunder shall be in writing and sent by prepaid airmail letter post, telex or delivered by hand addressed as follows:

63.2.1	if to the Owners to:	c/o Prime Shipping Holding Ltd 17-21B Agias Zonis, Eleni Court P.O.Box 54970 Limassol CY-3729 Republic of Cyprus Fax No.: + 357 25 746926 E-mail: info@lemissoler.com

63.2.2	if to the Head-Charterers to:	c/o Lemissoler Shipmanagement Limited 17-21B Agias Zonis, Eleni Court P.O.Box 54970 Limassol CY-3729 Republic of Cyprus Fax No.: + 357 25 746926 E-mail: info@lemissoler.com

63.2.3	if to the Sub-Charterers to:	c/o Newlead Bulkers S.A. 83 Akti Miaouli & Flessa Piraeus 18538 Greece

Fax No.: +30 213 0148609 E-mail: Pkallifidas@newleadholdings.com

63.2.4	if to the Approved Mortgagee to:	Marfin Egnatia Bank S.A 24B Kifissias Avenue 151 25 Maroussi Attiki, Greece Fax No: +30 210 6896358
or in each case to such other person or address or addresses as any party may notify in writing to the other parties thereto.
Every notice or demand shall, except so far as otherwise required by this Sub-Charter, be deemed to have been received in the case of a telefax at the time of despatch thereof and in the case of a letter two (2) days after the posting of the same by prepaid local post or seven (7) days after the posting of the same by prepaid airmail post, as may be appropriate, and in the case of delivery by hand, on delivery.
64.	FEES AND EXPENSES

The Sub-Charterers shall pay on demand all costs, charges, expenses, claims, liabilities, losses, duties and fees (including, but not limited to, the fees and expenses of all legal and insurance advisers) incurred by that Owners and the Head-Charterers in the negotiation, preparation, printing, execution, enforcement and registration of this Sub-Charter and the Head-Charter and any other document entered into pursuant to or in connection with this Sub-Charter (save for any of the Security Documents or any loan agreement or finance document entered into by the Owners or the Head-Charterers).

65.	MISCELLANEOUS

65.1	No delay or omission by the either party to exercise any right, power or remedy vested in it under this Sub-Charter or by law shall impair such right, power or remedy, or be construed as a waiver of, or as an acquiescence in, any default by the other party.

65.2	If either party on any occasion agrees to waive any such right, power or remedy, such waiver shall not in any way preclude or impair any further exercise thereof or the exercise of any other right, power or remedy.

65.3	Any waiver by either party of any provision of this Sub-Charter, and any consent or approval given by either party, shall only be effective if given in writing and then only strictly for the purpose and upon the terms for which it is given.

65.4	This Sub-Charter may not be amended or varied orally but only by an instrument signed by each of the parties hereto.

65.5	The rights, powers and remedies of each party contained in this Sub-Charter are cumulative and not exclusive of each other nor of any other rights, powers or remedies conferred by law, and may be exercised from time to time and as often as that party may think fit.

65.6	If at any time one or more of the provisions of this Sub-Charter is or become invalid, illegal or unenforceable in any respect under any law by which it may be governed or affected, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired as a result.

65.7	This Sub-Charter may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute but one and the same instrument.

65.8	The termination or expiry of this Sub-Charter shall be without prejudice to rights accrued due between the parties prior to the date of termination or expiry and to any claim that either party may have.

65.9	All terms and conditions of this Sub-Charter shall be kept private and confidential.
AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

For and on behalf of		For and on behalf of

PRIME LAKE MARITIME LTD		BRAZIL HOLDINGS LTD.

By:	/s/ Petros Monogios	By:	/s/ Peter Kallifidas

SCHEDULE 1
CONDITIONS PRECEDENT
Part A: Sub-Charterers
1.	The Head-Charterers and their legal advisers shall be satisfied on the Delivery Date that:

1.1	no Termination Event has occurred and is continuing or would result from the chartering of the Vessel to the Sub-Charterers under this Sub-Charter;

1.2	each of the representations and warranties contained in Clause 33 is true and correct on the Delivery Date by reference to the facts and circumstances then subsisting;

1.3	each of the financial covenants contained in Clause 50 is true and correct on the Delivery Date by reference to the facts and circumstances then subsisting;

1.4	no Encumbrances (save for Permitted Encumbrances) are subsisting on the Vessel;

1.5	the Head-Charterers have received payment of the Advance Payment and the first month’s hire due on the Delivery Date;

1.6	the Head-Charterers or their legal advisers, have received in form and substance satisfactory to them, of:

1.6.1	an extract from the relevant companies register in the country of incorporation of the Sub-Charterers confirming that the Sub-Charterers are in good standing and the authority of named officers of the Sub-Charterers to bind the Sub-Charterers;

1.6.2	a copy, certified as true by the secretary or a director of the Sub-Charterers, of any power of attorney duly issued by the Sub-Charterers and in favour of any person or persons executing the Sub-Charter;

1.6.3	the Manager’s Undertaking duly executed by the Manager in a form acceptable to the Approved Mortgagee;

1.6.4	evidence, by way of copy policies, cover notes, letters of undertaking and certificates of entry, that insurance in respect of the Vessel has been effected in accordance with the provisions of this Sub-Charter and that the respective interests of the Owners, Head-Charterers and the Approved Mortgagee have been or will be noted thereon, together with letters of undertaking from the relevant brokers and protection and indemnity and war risks associations and a favourable written opinion from insurance advisers nominated by the Approved Mortgagee, at the Sub-Charterers’ expense, as to the quality of the insurance of the Vessel;

1.6.5	a copy, certified as true by the secretary or a director of the Sub-Charterers, of the management agreement in relation to the Vessel, in terms acceptable to the Approved Mortgagee, entered into by the Sub-Charterers with the Manager;

1.6.6	a copy, certified as true by the secretary or a director of the Sub-Charterers, of any Time Charter in relation to the Vessel, in terms acceptable to the Approved Mortgagee;

1.6.7	evidence satisfactory to the Head-Charterers in all respects:
(a)	of compliance by the Sub-Charterers, the Manager, and the Vessel with the requirements of MARPOL 73/78, the ISM Code and of the ISPS Code;

(b)	that the Vessel is classed with the Classification Society with the highest possible notation for such type of vessel and with its classification free from all recommendations, qualifications, requirements, notations and average damage;

(c)	that the Vessel is in compliance with all applicable laws, regulations and requirements (statutory or otherwise) applicable to ships registered under the Flag State with all required trading certificates (valid and current) and engaged in the service in which it is or is to be engaged;

(d)	that the Sub-Charterers’ Guarantor has entered into the Sub-Charterers’ Guarantee together with evidence that the Sub-Charterers’ Guarantor has the full power and corporate authority to enter into the Sub-Charterers’ Guarantee and, where required, evidence that all information requested by the Approved Mortgagee in connection with the Sub-Charterers’ Guarantor or the Sub-Charterers’ Guarantee has been provided (and is acceptable) to the Approved Mortgagee;

(e)	that the Sub-Charterers’ Guarantor has entered into the Warrants Instrument with Lemissoler Corporate Management Limited in the agreed form;

(f)	that the Sub-Charterers have entered into such Security Documents (to which it is a party) and all documents, instruments, notices and acknowledgements thereto required under those Security Documents, and, where required, evidence that such Security Documents have been duly registered or are capable of immediate registration with the required priority in the appropriate register and acceptable to the Approved Mortgagee; and

(g)	the Sub-Charterers have made payment of all fees and expenses (including legal fees and expenses) due and payable on or before the Delivery Date.

Part B: Head-Charterers
2.	The Sub-Charterers and their legal advisers shall be satisfied on the Delivery Date that:

2.1	each of the representations and warranties made by the Head-Charterers contained in Clause 33 is true and correct on the Delivery Date by reference to the facts and circumstances then subsisting; and

2.2	no Encumbrances (save for Permitted Encumbrances) are subsisting on the Vessel;

2.3	the Sub-Charterers or their legal advisers, have received in form and substance satisfactory to them, of:

2.3.1	an extract from the relevant companies register in the country of incorporation of the Head-Charterers confirming that the Head-Charterers are in good standing and the authority of named officers of the Head-Charterers to bind the Head-Charterers;

2.3.2	a copy, certified as true by the secretary or a director of the Head-Charterers, of any power of attorney duly issued by the Head-Charterers and in favour of any person or persons executing the Head-Charter;

2.3.3	evidence satisfactory to the Sub-Charterers:
(a)	the Vessel has been unconditionally delivered by the Seller to the Owner in accordance with the MOA and accepted by the Owner as being in all respects in compliance with the provisions of the MOA to include certified true copies of the protocol of delivery and acceptance signed by the Seller and of all other documents to be provided by the Seller upon delivery of the Vessel pursuant to the MOA;

(b)	the Vessel has been unconditionally delivered by the Owners to the Head-Charterers in accordance with the Head-Charter and accepted by the Head-Charterers as being in all respects in compliance with the provisions of the Head-Charter to include certified true copies of the protocol of delivery and acceptance signed by the Head-Charterers and of all other documents to be provided by the Owners upon delivery of the Vessel pursuant to the Head-Charter;

(c)	that the Vessel is in the absolute ownership of the Owner as the sole, legal and beneficial owner of the Vessel free from all Encumbrances save for Permitted Encumbrances; and
2.3.4	confirmation from the agents in England nominated by the Head-Charterers in the Multipartite Agreement for the acceptance of service of process, that they consent to such nomination.

SCHEDULE 2
REPRESENTATIONS AND WARRANTIES
Part A: Sub-Charterers
1.	The Sub-Charterers represent and warrant that the following matters are true at the date of this Charter and shall be true on the Delivery Date:

1.1	the Sub-Charterers:
1.1.1	are a company duly incorporated with limited liability in the Republic of Liberia, validly existing and in good standing under the laws of the Republic of Liberia;

1.1.2	have full power to own their property and assets and to carry on their business as it is now being conducted and to charter the Vessel from the Head-Charterers hereunder;

1.1.3	have complied with all statutory and other requirements relative to their business;
1.2	entry into and performance by the Sub-Charterers of this Sub-Charter is within the corporate powers of the Sub-Charterers and has been duly authorised by all necessary corporate actions and approvals;

1.3	entry into and performance by the Sub-Charterers of this Sub-Charter does not and will not
1.3.1	contravene in any respect any law, regulation or contractual restriction which does, or may, bind the Sub-Charterers any of their assets;

1.3.2	result in the creation or imposition of any encumbrance on any of their assets in favour of any party other than the Head-Charterers and the Approved Mortgagee;
1.4	all licences, authorisations, approvals and consents (if any) necessary for the entry into, performance, validity, enforceability or admissibility in evidence of this Sub-Charter have been obtained and are in full force and effect;

1.5	this Sub-Charter constitutes the Sub-Charterers’ legal, valid and binding obligations and is enforceable in accordance with its terms;

1.6	no litigation, arbitration, tax claim or administrative proceeding is current or pending or threatened, which, if adversely determined, would have a materially detrimental effect on the financial condition of the Sub-Charterers;

1.7	no Termination Event has occurred and is continuing;

1.8	the choice of English law to govern this Sub-Charter and the submission by the Sub-Charterers to the jurisdiction of the English courts are valid and binding;

1.9	all payments to be made by the Sub-Charterers under this Sub-Charter may be made free and clear of and without deduction or withholding for or on account of any taxes, and this Sub-Charter is not liable to any registration charge or any stamp, documentary or similar taxes imposed by any authority, including without limitation, in connection with the admissibility in evidence thereof;

1.10	the obligations of the Sub-Charterers under this Sub-Charter will rank at least pari passu with all of their other unsecured and unsubordinated obligations and liabilities from time to time outstanding, other than as preferred by the statute; and

1.11	each of the financial covenants contained in Clause 50 is true and correct by reference to the facts and circumstances then subsisting.
Part B: Head-Charterers
2.	The Head-Charterers represent and warrant that the following matters are true at the date of this Sub-Charter and shall be true on the Delivery Date:

2.1	the Head-Charterers:
2.1.1	are a company duly incorporated with limited liability, validly existing and in good standing under the laws of the Republic of the Marshall Islands; and

2.1.2	have full power to charter the Vessel to the Sub-Charterers hereunder, to own their property and assets and to carry on their business as it is now being conducted.
2.2	the entry into and performance by the Head-Charterers of this Sub-Charter is within the corporate powers of the Head-Charterers and has been duly authorised by all necessary corporate actions and approvals.

2.3	all licences, authorisations, approvals and consents necessary for the Head-Charterers’ entry into and performance of this Sub-Charter have been obtained and are in full force and effect, true copies have been delivered to the Sub-Charterers and there has been no breach of any condition or restriction imposed in this respect.

2.4	the Head-Charterers further represent and warrant and undertake that they are and shall throughout the Charter Period remain as single-purpose company, chartering no other ship than the Vessel.

SCHEDULE 3
NOTICE OF ASSIGNMENT/LOSS PAYABLE CLAUSE

SCHEDULE 4
FORM OF PROTOCOL OF DELIVERY AND ACCEPTANCE
By this Protocol of Delivery and Acceptance dated [•]2010 it is hereby confirmed that the m.v. [•] having IMO Number [•] was delivered to and accepted by [•] (the “Sub-Charterer”) pursuant to and under a bareboat charter (the “Sub-Charter”) dated [•] and made between [•] (the “Head-Charterer”) as head-charterer and the Sub-Charterer as sub-charterer, at [00:00] hours G.M.T. on the [•] day of [•] 2010.

Signed by

for and on behalf of
[•]

Signed by

for and on behalf of
[•]

SCHEDULE 5

CALCULATION OF HIRE RATE

m.v. “BRAZIL”

Month	Monthly Rate (US$)
1 — 36	422,536
37 — 96	253,521